UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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OFFICE DEPOT, INC.

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OFFICE DEPOT, INC.

2200 Old Germantown Road

Delray Beach, Florida 33445

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

DATE	Wednesday, April 23, 2008

TIME	8:30 a.m. Eastern Daylight Time

LOCATION	Boca Raton Marriott at Boca Center

5150 Town Center Circle

Boca Raton, FL 33486

(561) 620-3712

ITEMS OF BUSINESS	1. To elect twelve (12) members of the Board of Directors for the term described in this Proxy Statement.

2. To approve the 2008 Office Depot, Inc. Bonus Plan for Executive Management Employees.

3. To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current year.

4. To transact any other business that may properly come before the meeting.

RECORD DATE	You must own shares of Office Depot common stock of record as of the close of business on Monday, March 3, 2008 to attend and vote at our Annual Meeting of Shareholders and any adjournment thereof.

ANNUAL REPORT	Our 2007 Annual Report on Form 10-K is enclosed with these proxy materials.

By order of the Board of Directors,

Elisa D. Garcia C

Executive Vice President, General Counsel &

Corporate Secretary

Delray Beach, Florida

March 14, 2008

Please note that for security reasons, we will require that you present the admission ticket included with this Proxy Statement. We also will require positive picture identification from all attendees at our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our record date of March 3, 2008. If you hold shares in “street name” and do not have a ticket, you must bring a letter from your stockbroker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.

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TABLE OF CONTENTS—(Continued)

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PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS OF OFFICE DEPOT, INC.

2200 Old Germantown Road Delray Beach, Florida 33445 Telephone (561) 438-4800

This Proxy Statement contains important information about our 2008 Annual Meeting of Shareholders to be held on April 23, 2008 (“Annual Meeting”). We are providing this Proxy Statement and accompanying proxy card to our shareholders on or about March 14, 2008. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purposes of the Meeting. Our Annual Meeting will consider important matters outlined in the Notice of this Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our board of directors (“Board of Directors” or individually, each a “Director”). Our Board of Directors asks that you authorize your proxies to vote as our Board of Directors recommends.

Notice of Electronic Availability of Proxy Statement and Annual Report on Form 10-K. As permitted by rules recently adopted by the Securities and Exchange Commission, Office Depot is making this Proxy Statement and its Annual Report on Form 10-K available to its stockholders electronically via the Internet. On or about March 14, 2008, we will mail to our U.S. and Canadian stockholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report on Form 10-K. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Voting Your Shares. If you cannot attend the Annual Meeting in person, you may vote your shares in one of the three following ways: (1) If you received your proxy materials by mail you may vote by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope; (2) by voting electronically using a touch-tone telephone 866-540-5760; or (3) by using the Internet to vote your shares www.proxyvoting.com/odp. If your shares are held in “street name” with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 6:00 p.m. Eastern Daylight Time on April 22, 2008, the day before our Annual Meeting takes place.

Delaware law permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the shareholder. The voting procedures available to registered shareholders for the Annual Meeting are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

OUR BOARD OF DIRECTORS RECOMMENDS that you vote FOR its nominees as Directors of the Company as described in Item 1; that you vote FOR the adoption of the Office Depot, Inc. 2008 Bonus Plan as described in Item 2; and that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Item 3.

We also strongly urge you to vote by means of the telephone or the Internet as this allows for automatic tally of your votes and also saves Office Depot the cost of return postage. However you choose to vote, we urge you to VOTE as early as possible.

Proxies. Our Board of Directors has appointed certain persons (“proxies”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares, but do NOT specify how your shares should be voted, they will vote your shares as our Board of Directors recommends. If any other matters are presented for consideration at our Annual Meeting, your shares also will be voted as our Board of Directors recommends, unless you indicate on your proxy card that you withhold such authority. You can change or revoke your proxy (1) by mailing your request to our Corporate Secretary at our corporate headquarters so that it is received not later than 4:00 p.m. Eastern Daylight Time, on April 22, 2008, (2) by filing a proxy with a later date or (3) by voting your shares by ballot in person at the Annual Meeting.

Solicitation of Proxies. In addition to soliciting proxies by mail, we also may solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We also have hired Mellon Investor Services, LLC to assist us in communicating with these institutions and forwarding solicitation materials to them, and we have agreed to pay Mellon Investor Services a fee of $13,500 plus reimbursement of their reasonable out-of-pocket expenses in connection with this service. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Owners of our common stock as of the close of business on March 3, 2008 (the “Record Date”) will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a “holder of record” as of the Record Date. A list of shareholders entitled to vote at the meeting will be available at our Annual Meeting and for ten days prior to the meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Daylight Time at our corporate headquarters in Delray Beach, Florida. As of March 3, 2008, there were 273,009,214 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the holders of the majority of the outstanding shares of our stock must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Effect of Abstentions and Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the listing rules of the New York Stock Exchange. For purposes of the 2008 Annual Meeting, brokers are permitted to vote their clients’ proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the election of directors and the ratification of the appointment of independent registered public accounting firm are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting. Under the rules of the New York Stock Exchange, brokers may not vote their clients’ shares with their own discretion with respect to Item 2, the approval of the 2008 Office Depot Bonus Plan.

Two or more shareholders sharing an address can request delivery of a single copy of our annual disclosure documents if they are receiving multiple copies by contacting us in the same manner. If a broker or other nominee holds your shares, please contact Broadridge (formerly ADP) and inform them of your request by calling them at: (800) 542-1061 or writing to them at: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Please be sure to include your name, the name of your brokerage firm, and your account number.

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MATTERS TO BE CONSIDERED BY OUR SHAREHOLDERS

Item 1: Election of Directors

Nominees for Directors of Office Depot

Twelve (12) individuals have been nominated for election as Directors at our Annual Meeting, to serve for a term of office that continues from the date and time of their elections until our next annual meeting of shareholders, or until their successors are elected and qualified. Subject to our Corporate Governance Guidelines discussed below in the section captioned “Corporate Governance,” the 12 nominees for the office of Director will be elected by majority vote. In an uncontested election, each Director nominee must be elected by a majority of the votes cast. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equal the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors. All of our Directors form a single class of Directors and stand for election each year. Information about the nominees, their business experience and other relevant information is set forth below.

Lee A. Ault III	Neil R. Austrian	David W. Bernauer
Abelardo E. Bru	Marsha J. Evans	David I. Fuente
Brenda J. Gaines	Myra M. Hart	W. Scott Hedrick
Kathleen Mason	Michael J. Myers	Steve Odland

Should any of these nominees become unable to serve (for example, if any of them should become seriously ill or incapacitated or should die), our Corporate Governance & Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than twelve (12) Directors be elected at our Annual Meeting. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The vote standard to be applied for the uncontested election of the Company’s Directors is a “majority of the votes cast.” The Company’s Bylaws that provide for this election standard require that each nominee for Director must be elected by a majority of the votes cast. This means that the number of votes cast “for” a Director nominee must exceed the number of votes “against” the nominee. Pursuant to the Company’s Bylaws, abstentions are not considered to be “votes cast;” therefore an abstention will have no effect on the election of Directors.

Pursuant to Article II, Section 9 of our amended and restated Bylaws, in any uncontested election of directors, any Director who is an “incumbent” Director who does not receive a greater number of votes cast “for” his or her election than votes “against” his or her election must tender his or her resignation to the Board of Directors. After the Director tenders his or her resignation, the Board of Directors must then decide within 90 days of the date the Director submitted his or her resignation, through a process managed by the Corporate Governance & Nominating Committee (and excluding the Director in question from all Board of Directors and Committee deliberations), whether to accept the Director’s resignation. Absent a compelling reason for the Director to remain on the Board of Directors, as determined by the Board of Directors, the Board of Directors shall accept the Director’s resignation. If the Board of Directors determines that there is a compelling reason for the Director to remain on the Board of Directors and does not accept the Director’s resignation, the Board of Directors must publicly disclose its decision either in a Current Report on Form 8-K filed with the Securities and Exchange Commission or in a press release.

If the Board of Directors accepts an incumbent Director’s resignation, that Director will immediately cease to be a member of the Board of Directors. If the Board of Directors does not accept an incumbent Director’s resignation, that Director will continue to serve until the next annual meeting of shareholders, or until the earlier of his or her subsequent resignation or removal. If a Director nominee who was not already serving as an incumbent Director is not elected at the annual meeting, under Delaware law and our amended and restated Bylaws, that Director Nominee would not become a director and would not serve on the Board of Directors as a “holdover director.”

Your Board of Directors Recommends a Vote FOR Item 1 on Your Proxy Card— Election of all Nominees Listed Above as Directors

BIOGRAPHICAL INFORMATION ON THE NOMINEES

LEE A. AULT III	AGE: 71

Mr. Ault has served as a Director since 1998. He is currently Chair of the Board of Directors (non-executive) of American Funds Insurance Series and Chair of the Board of Directors (non-executive) of American Funds Target Date Retirement Series, Inc., both mutual funds managed by Capital Research and Management Company. He served as Chair of the Board of Directors of In-Q-Tel, a technology venture company, from 1999 until December 2006 and was formerly Chair, President and Chief Executive Officer of Telecredit, Inc., a payment services company that merged with Equifax, Inc. in 1990. He served as a Director of Viking Office Products, Inc. from 1992 until August 1998 when Office Depot merged with Viking Office Products. He also is a Director of Anworth Mortgage Asset Corporation, a real estate investment trust.

NEIL R. AUSTRIAN	AGE: 68

Mr. Austrian has served as a Director since 1998. He also served as our interim Chair and Chief Executive Officer from October 4, 2004 until March 11, 2005. Mr. Austrian served as President and Chief Operating Officer of the National Football League from April 1991 until December 1999. He was a Managing Director of Dillon, Read & Co. Inc. from October 1987 until March 1991. Mr. Austrian served as a Director of Viking Office Products from January 1988 until August 1998 when Office Depot merged with Viking Office Products. He also serves as a Director of The DirecTV Group (formerly Hughes Electronics Company).

DAVID W. BERNAUER	AGE: 64

Mr. Bernauer has served as a Director since 2004. He is the retired Chair and CEO of Walgreen Co. He previously served as Chair of Walgreen from July 2006 until July 2007. From 2003 until July 2006, Mr. Bernauer served as Chair and Chief Executive Officer of Walgreen. From 2002 to 2003, he served as President and Chief Executive Officer of Walgreen; from 1999 to 2002 as President and COO of Walgreen, and he has served in various management positions, with increasing areas of responsibility at Walgreen since 1966. Currently he is also a Director of Lowe’s Companies, Inc.

ABELARDO (AL) E. BRU	AGE: 59

Mr. Bru has served as a Director since 2004. Mr. Bru retired as Vice Chair of PepsiCo in February 2005. From February 2003 until September 2004, he served as Chair and Chief Executive Officer of Frito-Lay North America. Frito-Lay North America is a division of PepsiCo, Inc. and the largest snack-food maker in the world. He joined Frito-Lay in 1999 as President and Chief Executive Officer. Prior to joining Frito-Lay, Mr. Bru served in various capacities for Sabritas, a subsidiary of PepsiCo and the largest snack food maker in Mexico, from 1981 to 1999. Mr. Bru served in various senior international positions with PepsiCo Foods International since joining PepsiCo in 1976 until his retirement in 2005. Currently he is also a Director of Kimberly-Clark Corporation and SC Johnson, Inc.

MARSHA J. EVANS	AGE: 60

Ms. Evans has served as a Director since 2006. Ms. Evans retired from the U.S. Navy in 1998 with the rank of Rear Admiral. Ms. Evans was National Executive Director of Girl Scouts of the USA from 1998 to 2002 and President and CEO of the American Red Cross from 2002 to 2005. Currently, she is also a Director of Huntsman Corporation, Lehman Brothers Holdings and Weight Watchers International.

DAVID I. FUENTE	AGE: 62

Mr. Fuente has been a Director since he joined Office Depot in 1987. Until December 2001, he served as Chair of our Board of Directors. From December 1987 until July 2000, Mr. Fuente also served as Chief Executive Officer of our Company. He is a Director of Ryder System, Inc., and Dick’s Sporting Goods.

BRENDA J. GAINES	AGE: 58

Ms. Gaines has been a Director since 2002. Ms. Gaines retired in 2004 from her position as President and Chief Executive Officer of Diners Club North America, a Division of Citigroup, a position she held from 2002 until 2004. She served as President of Diners Club North America from 1999 until 2002. From 1994 until 1999, she served as Executive Vice President, Corporate Card Sales, for Diners Club North America, and prior to that she served in various positions of increasing responsibility within Citigroup or its predecessor corporations from 1988. From 1985 until 1987, Ms. Gaines was Deputy Chief of Staff for the Mayor of the City of Chicago. She currently is a Director of NICOR, Inc., the Federal National Mortgage Association (Fannie Mae), and of Tenet Healthcare Corporation. She also serves on the Board of Trustees of the March of Dimes.

MYRA M. HART	AGE: 67

Dr. Hart has served as a Director since 2004. She is currently a member of Harvard Business School’s senior faculty. From 1995 to 2007, she served as Professor, Entrepreneurial Management, at the Harvard Business School. From 1985 until 1990, Dr. Hart was a member of the Staples, Inc. founding management team, leading operations, strategic planning and growth implementation in new and existing markets. She is a Director of Nina McLemore Inc., Kraft Foods, Inc., Summer Infant, Inc. and IntelliVid Corporation. Dr. Hart is also a Director of the Center for Women’s Business Research, a Trustee of Babson College and a Trustee Emeritus of Cornell University.

W. SCOTT HEDRICK	AGE: 62

Mr. Hedrick has been a Director since 1991. From November 1986 until April 1991, he was a Director of The Office Club, Inc., which was acquired by Office Depot in 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a Director of Hot Topic, Inc. and is a Director of the American Funds Target Date Retirement Series Inc. and America Funds Insurance Series Inc.

KATHLEEN MASON	AGE: 58

Ms. Mason has served as a Director since 2006. She currently serves as President and Chief Executive Officer of Tuesday Morning Corporation and has served in that position since July 2000. From July 1999 to November 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From January 1997 to June 1999, Ms. Mason was President of HomeGoods, an off-price home fashion store and a subsidiary of TJX Companies. Ms. Mason was Chair and Chief Executive Officer of Cherry & Webb, a women’s specialty store, from February 1987 to December 1996. Prior to those dates, she held management positions at Kaufmann’s Division of the May Company, Mervyn’s Division of Target, Inc. and the Limited. She is also a Director of Genesco, Inc.

MICHAEL J. MYERS	AGE: 67

Mr. Myers has served as a Director since 1987. He is a Senior Advisory Partner of Sentinel Capital Partners, a private equity investment firm. He is also the President and a Director of Smith Barney Venture Corp., a wholly owned subsidiary of Smith Barney Holdings, Inc., which acts as the managing general partner of First Century Partnership III, a private venture capital investment fund. From 1976 until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Inc.

STEVE ODLAND	AGE: 49

Mr. Odland has been Chair and Chief Executive Officer since March 11, 2005. Immediately prior to joining Office Depot, Inc., he was Chair, Chief Executive Officer, and President of AutoZone, Inc. from 2001 until March 2005. Previously he was an executive with Ahold USA from 1998 to 2000. Mr. Odland was President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996 in various executive positions. Mr. Odland is also a Director of General Mills, Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have a strong commitment to good corporate governance practices and the independence of our Board of Directors from our management. These practices provide a framework within which the Board and management can pursue our strategic objectives and ensure long-term growth for the benefit of our shareholders. Our Corporate Governance Guidelines may be viewed at our corporate web site, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” In addition, a printed copy of our Corporate Governance Guidelines will be provided to any shareholder upon written request to our Corporate Secretary. The Corporate Governance and Nominating Committee review the guidelines annually and any changes are recommended to the Board of Directors for approval.

Director Independence

The Board of Directors believes in strong and independent Directors. The Board of Directors evaluates the independence of each nominee for election as a Director of our Company in accordance with the Corporate Governance Guidelines which incorporate the applicable listing standards of the New York Stock Exchange. The Corporate Governance Guidelines require that a majority of our Board of Directors must be “Independent Directors” within the meaning of the New York Stock Exchange’s listing standards, and all Directors who sit on our Corporate Governance & Nominating Committee, Audit Committee and Compensation Committee must also be Independent Directors.

All members of our Audit Committee, Finance Committee, Compensation Committee and our Corporate Governance & Nominating Committee have been determined by our Board of Directors to be Independent Directors. Our Board of Directors has reviewed the various relationships between members of our Board of Directors and the Company and has affirmatively determined that none of our Directors has a material relationship with Office Depot other than Mr. Odland, our Chair and Chief Executive Officer, who is a full time employee of our Company.

As a result, all members of our Board of Directors other than Mr. Odland have been determined to be Independent Directors. This determination by our Board of Directors is based upon an individual evaluation of each of our Directors, his or her employment or Board of Directors affiliations, and a determination either that the Independent Director has no business relationship with our Company other than his or her service on our Board of Directors or that while an Independent Director may have some involvement with a company or firm with which we do business, our Board of Directors has determined that such involvement is not material. None of our Directors serves as an executive officer of a charitable organization to which we made contributions during 2007. Our Chief Executive Officer, Mr. Odland, is not a member of any Committees of our Board of Directors.

Our Lead Director is Neil R. Austrian. As Lead Director, Mr. Austrian presides at regularly scheduled executive sessions of non-management Directors. The non-management Directors select a Director to serve as the chair of the Nominating and Corporate Governance Committee and to serve as Lead Director. That Director is required to be an Independent Director of the Board of Directors.

How Nominees to Our Board of Directors are Selected

Candidates for election to our Board of Directors are nominated by our Corporate Governance and Nominating Committee and ratified by our Board of Directors for nomination to the shareholders. The Corporate Governance and Nominating Committee operates under a charter, which is available on our corporate web site at www.officedepot.com.

Candidates Recommended by Shareholders. Our Corporate Governance & Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for the consideration of the Corporate Governance & Nominating Committee by submitting such recommendation directly to the Committee by mail, as described under the heading “Corporate Governance; Communicating with our Board of Directors.” In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph.

Qualifications for Nomination. Our Corporate Governance & Nominating Committee believes that the minimum qualifications for serving on our Board of Directors are that a nominee have substantial experience in working as an executive officer for, or serving on the Board of Directors of, a public company, or that he or she demonstrates by significant accomplishment in another field of endeavor, whether in the for-profit or the non-profit sectors, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company. A Director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity, as confirmed by a background and security check. All Directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of all our shareholders. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board of Directors. In addition to these factors, the Committee seeks to have a Board of Directors that represents diversity as to gender, race, ethnicity and background experiences.

Methods of Finding Qualified Nominees. Our Corporate Governance & Nominating Committee identifies nominees in a number of ways. One method is the recommendation of sitting members of the Board of Directors, who personally know and have an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, the non-profit sector or a profession, whether personally known to a member of the Board of Directors or not. Such persons are contacted from time to time to ask whether they would be willing to serve. If they are willing, then the Committee conducts significant amounts of due diligence to ensure that a nominee possess the qualifications, qualities and skills outlined above. The Corporate Governance & Nominating Committee also from time to time may engage search firms to assist the Committee in identifying potential nominees to our Board of Directors. These firms conduct searches on behalf of the Corporate Governance & Nominating Committee and provide the Committee with names of potential director candidates. We pay these firms a fee for such services. As mentioned above, our Corporate Governance & Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Communicating with our Board of Directors

Our shareholders and any other parties interested in communicating with our Board of Directors may contact any member (or all members) of our Board of Directors (including without limitation the Lead Director, Neil R. Austrian, or the Independent Directors as a group), any Committee of our Board of Directors or any Chair of any such Committee by mail. To communicate with our Directors by mail, correspondence may be addressed to any individual Director by name, to the Independent Directors as a group, to the Lead Director by title, to any Committee of our Board of Directors by name or to any Committee Chair either by name or by title. All such mailings are to be sent “c/o Corporate Secretary” to our corporate headquarters address, which is 2200 Old Germantown Road, Delray Beach, FL 33445.

In addition, any person who desires to communicate any matter specifically and confidentially to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address. Mark on the outside of the envelope that the communication inside is Confidential. Such communications to our Audit Committee may be submitted anonymously to the Audit Committee Chair, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

It is our Board of Directors’ policy that each of our Directors should attend the Annual Meeting, at which time they are available to answer questions that may be raised in the question and answer period. At our 2007 Annual Meeting, all twelve Directors were in attendance.

Related Person Transactions Policy

In February 2007, our Corporate Governance & Nominating Committee recommended and our Board of Directors adopted, a new written policy on related person transactions, and any transactions reviewed under the policy will be reviewed during the determination of director independence. Our Related Person Transactions Policy (the “Policy”) sets forth the procedures governing the review and approval or ratification of transactions between the Company, on the one hand, and (i) an executive officer, (ii) director, (iii) an immediate family member of an executive officer or director; (iv) any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in categories (i), (ii), (iii) (iv) and (v) are collectively referred to as “Related Persons”.

This Policy applies to all related person transactions, and under the Policy a “related person transaction” is any transaction:

•	In which the Company was or is to be a participant;

•	In which the amount exceeds $120,000;

•	In which any Related Person has, or will have a direct or indirect material interest;

•	Including any contribution of $120,000 or more to a charitable organization of which a Related Person is a trustee, director, executive officer or has a similar relationship.

No Related Person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company. Unless different terms are specifically approved or ratified by the Corporate Governance & Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Corporate Governance & Nominating Committee for review and pre-approval or ratification. A copy of the Policy is available for review on the Company’s web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

Code of Business Conduct (Code of Ethical Behavior)

Our Board of Directors has adopted a Code of Ethical Behavior for all of our employees. This Code also applies to our Directors. A copy of this Code may be viewed at our corporate website, www.officedepot.com under the headings “Company Information/ Investor Relations/ Corporate Governance.” In addition, a printed copy of our Code of Ethical Behavior will be provided to any shareholder upon written request to our Corporate Secretary at our address listed elsewhere in this Proxy Statement.

At the direction of the Board of Directors, our management has established the confidential Office Depot Hotline to assist our employees in complying with their ethical and legal obligations and reporting suspected violations of applicable laws, our policies, or established procedures. The Hotline enables our associates to express their concerns about possible violations of law or our policies without fear of retribution or retaliation of any kind. It is our express policy that no retaliatory action be taken against any associate for using the Hotline procedure. The Hotline is operated by an independent third party, not by Company personnel. The Hotline can be accessed by either calling the following toll-free number or visiting the following web site:

1-866-634-6854

www.odhotline.com

COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors has established four standing committees—(i) Audit, (ii) Compensation, (iii) Corporate Governance & Nominating and (iv) Finance. Our Board of Directors met seven times during fiscal 2007. All of our Directors attended more than 75% of the total number of Board of Directors meetings and meetings of the committees on which they serve. The table below shows the current membership for each of the Board of Directors’ standing committees:

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Finance Committee
Brenda J. Gaines*	Lee A. Ault, III*	Lee A. Ault, III	Neil R. Austrian
Myra M. Hart	David W. Bernauer	Neil R. Austrian*	David W. Bernauer
Kathleen Mason	Abelardo E. Bru	Brenda J. Gaines	Abelardo E. Bru
Michael J. Myers	W. Scott Hedrick	W. Scott Hedrick	David I. Fuente*
Marsha J. Evans

*	Committee Chair

Each of the four committees of our Board of Directors has a written charter that has been approved by our Board of Directors, is available for review on our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance” and is available in hard copy upon written request to our Corporate Secretary.

Audit Committee

The Audit Committee has four members and typically meets at least four times per year. During 2007, the Audit Committee held sixteen meetings. Our Board of Directors has reviewed and made the determinations required by the listing standards of the New York Stock Exchange and regulations of the United States Securities and Exchange Commission (“SEC”) regarding the independence and financial literacy of the members of our Audit Committee. All members of the Audit Committee have been determined to be financially literate. In addition, our Board of Directors has determined that the following members of our Audit Committee qualify as “audit committee financial experts” within the meaning of the applicable regulations of the SEC: Brenda Gaines, Kathleen Mason and Michael Myers.

The Audit Committee is responsible for the performance of our internal audit function as well as ensuring our compliance with legal and regulatory requirements, assessing and mitigating financial risks to the Company, and insuring the integrity of our financial reporting process. The Audit Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	oversee the financial reporting process;

•	meet with internal and external auditors regarding audit results;

•	engage and ensure the independence of our independent registered public accounting firm;

•	review the effectiveness of our internal controls; and

•	oversee compliance with our Code of Ethical Behavior.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee has four members and typically meets three to four times per year. During 2007, the Corporate Governance and Nominating Committee met three times. Neil R. Austrian, the Chair of our Corporate Governance and Nominating Committee, also serves as the Lead Director of our Board of Directors. Pursuant to our Corporate Governance Guidelines, the Independent Directors elect the Chair of the Corporate Governance and Nominating Committee who also serves as the Company’s Lead Director.

Our Corporate Governance and Nominating Committee is responsible for establishing and monitoring the effectiveness of the overall corporate governance philosophy and the Director nomination process. The Corporate Governance and Nominating Committee’s responsibilities include, among other duties, the duty to:

•	review and make recommendations to the Board of Directors concerning the size and composition of our Board of Directors and its committees and the recruitment and selection of Directors;

•	nominate Director candidates for election at annual meetings; and

•	review and make recommendations to the Board of Directors concerning our corporate governance policies and practices.

In addition, the Corporate Governance and Nominating Committee is also responsible for reviewing and approving any transactions between the Company and any Related Person. See “Corporate Governance; Related Person Transactions Policy.”

Finance Committee

The Finance Committee has four members and typically meets at least four times each year. During 2007, the Finance Committee met four times.

Our Finance Committee is responsible for overseeing our capital structure, financial policies, and business and financial plans. The Finance Committee’s responsibilities, discussed in detail in its charter include, among other duties, the duty to:

•	review our financial policies and procedures;

•	review annual capital budgets and major spending requests from management;

•	monitor our financial standing and financial ratings;

•	review our long-range financial objectives; and

•	provide oversight and advice to management regarding our capital allocation, spending, and structure.

Compensation Committee

The Compensation Committee has five members and typically meets four times per year. During 2007, the Compensation Committee met five times. All members of the Committee have been determined by our Board of Directors to be Independent Directors.

Compensation Committee Responsibilities and Authority

Our Compensation Committee is responsible for establishing and monitoring the effectiveness of the overall compensation philosophy and policies of our Company. As set forth in its Charter, the Compensation Committee’s responsibilities, include, among other duties, the duty to:

•

review the performance and approve the compensation of each of our executive officers except for our Chief Executive Officer (CEO), whose performance and compensation will be reviewed and established by the independent members of the full Board of Directors;

•	Provide oversight of all cash compensation, equity compensation, benefits and perquisites for our executive officers and directors; and

•	Provide oversight of our general compensation policies.

In connection with its review of performance of our executive officers, the Compensation Committee also reviews the financial results of the Company for the purposes of determining compensation program levels and if performance goals were attained. The Compensation Committee obtains the data regarding the Company’s financial results for the year from management and discusses the financial results with its compensation consultant and others as it may deem necessary, and then certifies the results and reports the results to the Board of Directors. The Compensation Committee reviews the individual performance ratings for the NEOs other than the CEO.

The Chair of the Compensation Committee works with members of our Human Resources department and with the Executive Vice President and General Counsel to set individual meeting agendas for the Compensation Committee which is consistent with an annual calendar of regular activities that has been approved by the Compensation Committee and reported to the Board of Directors. As needed, telephonic Compensation Committee meetings are held which are not part of the pre-established annual calendar.

Compensation Committee Charter

The Compensation Committee Charter is reviewed periodically to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation program with shareholder value creation, ensuring that we attract and retain talented executives and managers, and are being responsive to the legitimate needs of our shareholders. There were no changes to the Compensation Committee Charter in 2007. A current copy of the Charter of the Compensation Committee can be found on the on the Corporate Governance page of the Company’s Investor Relations website at http://investor.officedepot.com.

Delegation of Authority; Subcommittees

The Compensation Committee has delegated authority to the Chair of the Committee to approve, upon the recommendation of the CEO and the Executive Vice President, Human Resources, new hire equity grants for officers who are not executive officers, provided that such grants do not exceed a level that is 25% above the annual target long-term incentive in effect during the year of the grant for officers at the same level as the new hire, and otherwise follows policies approved by the Compensation Committee. Grants and awards to executive officers and directors are reserved to the full Compensation Committee. The Compensation Committee has also delegated authority to our Compensation and Benefits Committee (which consists of the Executive Vice President, Human Resources, Executive Vice President and General Counsel and Executive Vice President and Chief Financial Officer) the power to administer and make certain non-material amendments to our qualified 401(k) plan and our health and welfare plans which are subject to the Employee Retirement Income Security Act of 1974 and our non-qualified deferred compensation plans. The Compensation Committee has also been delegated the power to administer and make certain non-material amendments and grants under our long term equity plans, but only to the extent that such grant is not made to or such amendment does not affect the rights or obligations of any participant in the long term equity plans who is also a Section 16 reporting officer of the Company, or of any Executive Vice President, Senior Vice President or Vice President of the Company. The Compensation Committee has not delegated any of its authority (for example to a subcommittee) regarding any of our executive officer or Director compensation matters.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions

Among other matters, the Charter provides the Compensation Committee with the authority to engage outside advisors (including independent compensation consultants and legal counsel) to study our compensation policies and practices and to make recommendations regarding both general and specific director and executive compensation matters. The Compensation Committee continues to engage Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to executive compensation. The Compensation Committee reviews information provided by Hay Group to determine the appropriate level and mix of compensation for the Executive Committee (which consists of NEOs as well as other executive officers who report directly to the Chief Executive Officer) in light of the Company’s compensation objectives. Pursuant to its charter, the decision to retain Hay Group (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and such consultants work at the direction of the Compensation Committee. During 2007 no other independent advisors were retained. The Compensation Committee believes that Hay Group’s counsel to the Compensation Committee is particularly valuable and insightful due to the consultant’s expertise among global retail and “business-to-business” publicly-traded organizations, its broad understanding of the Company’s compensation strategy and systems for all employees and its ability to assure that compensation systems throughout the Company have internal pay equity.

Hay Group provides independent advice to the Compensation Committee on NEO and executive compensation matters including base salaries, annual incentives, long term incentives and perquisites. Specifically, at the direction of the Committee, Hay Group worked with the Company’s management team on certain non-executive compensation related matters including grouping jobs into job grades for the purpose of providing structure for compensation program administration for all employees of the Company, broad-based compensation design, and the global alignment of other executive and non-executive compensation programs. The members of management with which Hay Group worked include the Executive Vice President, Human Resources, Vice President Compensation, Benefits and Human Resources Information Management, Director of Compensation, Human Resources Directors and Vice President Human Resources Europe.

Throughout 2007, the Compensation Committee Chair worked directly with Hay Group to determine the scope of the work needed to be performed to assist the Compensation Committee in its decision making processes prior to each regularly-scheduled Compensation Committee meeting. In addition, Hay Group also worked from time to time with other members of the Compensation Committee (particularly in executive sessions of the Committee), the Executive Vice President, Human Resources, the Executive Vice President and General Counsel, and other management members (particularly HR and Legal staff) to gain better understanding of our pay policies and practices and to facilitate the development of our executive compensation strategies and approach to determining compensation levels.

The Compensation Committee also believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, programs and practices. The CEO, the Executive Vice President, Human Resources and certain members of the Office of General Counsel are the members of senior management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with the Company’s business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working . The Compensation Committee looks to the Office of General Counsel for legal advice in the design and implementation of compensation plans, programs and practices. In addition, the CEO, the Executive Vice President, Human Resources and the certain members of the Office of General Counsel regularly attend portions of Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Executive Session

At each meeting, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of Independent Directors. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity of which executive officers have served on our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide a clear and understandable discussion of our compensation philosophy and practices, the elements of compensation of our CEO, Executive Vice President and Chief Financial Officer and the other named executive officers who are listed in the Summary Compensation Table that follows (collectively, the “NEOs”), why those elements have been selected and how they are applied and implemented by our Compensation Committee. The Compensation Committee oversees the compensation and benefits programs for the Company’s NEO’s. The Committee is composed of entirely Independent Directors consistent with the current listing requirements of the New York Stock Exchange and outside directors within the meaning of section 162 (m) of the Internal Revenue Code. The Committee operates under a written charter, a copy of which may be found on the Company’s website at http://investor.officedepot.com under “Corporate Governance.”

Ms. Patricia McKay served as Executive Vice President and Chief Financial Officer during the full 2007 fiscal year, but her employment terminated effective March 1, 2008. This CD&A primarily relates to our 2007 fiscal year and consequently, Ms. McKay’s compensation is included throughout this discussion because she provided services to the Company as Executive Vice President and Chief Financial Officer during our 2007 fiscal year.

Our Compensation Philosophy

Our compensation philosophy is aligned with our corporate objective of creating long term value for our shareholders. We design executive compensation programs for our NEOs to award them for achieving financial performance objectives and to encourage them to remain with us. In order to accomplish this, the Compensation Committee has adopted an NEO compensation pay structure that employs a results-based pay strategy, whereby the fixed base salaries comprise less than one-third of the NEOs’ target total direct compensation. This results-based strategy links a sizable majority of an NEO’s target total direct compensation opportunity to both annual financial performance and the change in the Company’s share price over a multi-year period by virtue of a significant component of compensation consisting of long term equity incentives such as stock options, restricted stock and performance shares that can increase or decrease in value as the share price fluctuates.

The CEO’s 2007 base salary as a percent of target total direct compensation is approximately 10%. The other NEOs’ 2007 base salaries as a percent of target total direct compensation range from 25% to 32%. A majority of the variable pay opportunity is in the form of equity for NEOs, which strongly links them to shareholder interests (and makes the value of this component of compensation variable with changes in our Company’s stock price).

In 2007, the Compensation Committee revised the compensation philosophy for the NEOs. The CEO’s target total direct compensation opportunity was reduced from the 75th percentile of the former peer group and in 2008 the Committee will target the 50th percentile (median) of the new Peer Group. The philosophy for the CEO’s 2008 base salary remains set to reflect the median of the CEO salaries in the Peer Group. The 2008 pay philosophy for the NEOs other than the CEO (hereinafter “Non-CEO NEOs”) also was changed so that their target total direct compensation opportunities will reflect the 50th percentile (median) of the Peer Group. Non-CEO NEO base salaries also will approximate the median of the Peer Group.

The previous target total direct compensation opportunity of the CEO was targeted at the 75th percentile of the previous peer group and Non-CEO NEOs’ target total direct compensation generally targeted the 75th percentile of Hay Survey data for jobs of similar scope and complexity. The Compensation Committee made the compensation philosophy changes in 2007 for two reasons: (1) the Peer Group was modified in 2007 to better reflect Office Depot’s current business model and (2) to reflect the Compensation Committee’s belief that the Company’s financial performance, as measured by an aggregate ranking of four financial metrics (total shareholder return, EBIT growth, return on investment and sales growth), is closer to the Peer Group median performance than to the Peer Group 75th percentile.

Although the Compensation Committee has established target compensation structures for its NEOs based upon Peer Group compensation levels, the Compensation Committee may set actual 2008 pay levels above or below the 50th percentile (median) of the Peer Group based upon company performance relative to the Peer Group, individual performance, an individual’s tenure in his/her job and/or the findings of Hay Group Surveys. For example, Hay Survey data may reveal that the job market is “tightening” for specific NEO jobs, which may necessitate actual pay slightly higher than the stated compensation philosophy. Additionally, to promote equity among NEOs with similar titles, such NEOs have equivalent annual incentive target opportunities as a percentage of base salary and equivalent equity incentive target grants.

In order to effectively utilize Hay Survey data as a secondary data source, we use a formal job evaluation methodology to evaluate both the internal and external pay equity of our NEOs’ target total direct compensation. Internal equity is considered in order to ensure that the positions that the NEOs hold are compensated at an appropriate level relative to other positions within the Company, while external equity is a measure of how our compensation for our NEOs compares to compensation for comparable job content at other companies that are similar to our Company and included in the Hay Surveys. The Hay Group reviews each of the executive positions using its proprietary method of job evaluation to assess the relative size of each position. In this process we consider the breadth of responsibilities, the complexity of the role, and the role’s impact on the success of the business. Once each job is valued independently, we compare the jobs to determine relative relationships and then relate this to pay opportunity levels. Job evaluation analysis, in combination with external market data from the Peer Group and Hay Surveys, is the basis for the salary levels shown in the Summary Compensation Table.

Overview of Compensation Programs for Named Executive Officers

Our compensation programs are designed to enable us to recruit and retain NEOs who will help us achieve our short-term and long-term business objectives. These programs are structured to motivate our NEOs and maximize their long-term commitment to our success by providing compensation elements that align their interests with our long-term strategies and the interests of our shareholders. Pursuant to these programs, we have entered into Employment Agreements, Offer Letters and Change of Control Agreements with certain of our NEOs. Material items addressed in these agreements are set forth in the section herein entitled “Summary of Employment Agreements and Potential Payments Upon Termination or Change of Control.”

In 2007, the principal components of compensation for each NEO were:

•	Base salary;

•	annual cash incentive awards;

•	equity incentives; and

•	perquisites.

We provide a base salary that recognizes the value of NEOs both to us and in the executive talent marketplace. We provide annual cash incentive awards for NEOs who meet the targets set forth in our annual cash incentive plan and equity incentives to align NEOs with shareholder interests. As described in more detail in the section titled “Annual Cash Incentives (“Bonus Plan”)”, most of these NEOs’ compensation opportunities are directly related to our ability to achieve certain financial metrics including, but not limited to, components of EBIT (earnings before interest and taxes) and ROIC (return on invested capital). See section entitled “Annual Cash Incentives (“Bonus Plan”)” for a description of EBIT and ROIC. We also make equity awards to link executive officers’ ability to build their own long-term net worth with our stock performance and to encourage their retention by providing for vesting schedules over multiple years. As a result, our compensation programs employ a leveraged strategy that emphasizes variable as opposed to fixed compensation. While we provide a limited number of standard benefits and perquisites that we believe are in line with other companies of similar size, it is not part of our compensation philosophy to extend personal benefits to our NEOs beyond those normally provided to similarly situated officers in comparable companies.

As previously mentioned, in 2007, the Compensation Committee continued to engage Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to executive compensation. The Compensation Committee reviews information provided by Hay Group to determine the appropriate level and mix of compensation for each of the NEOs in light of our compensation objections. In addition, members of the Company’s senior management team participate in the gathering and presentation of facts related to compensation matters as requested by the Compensation Committee. Specifically, our CEO, Executive Vice President, Human Resources and Executive Vice President and General Counsel consult with and provide recommendations to the Compensation Committee on the design of our compensation programs. For more information regarding the nature and scope of Hay Group’s engagement and the role of management in advising the Committee, see the section entitled “Involvement of Compensation Consultants and Executive Management in Compensation Decisions” above.

Annual External Benchmarking Against Peer Group and Survey Data

The Compensation Committee annually conducts a competitive analysis of the compensation paid to our NEOs through the review of compensation levels among our peer group companies and through the use of Hay Group executive compensation surveys for our NEOs. In 2006, the Compensation Committee requested that Hay Group review the then current sixteen-company retail peer group. Starting in the second half of 2006 and continuing into early 2007, the Compensation Committee worked with Hay Group to undertake a complete reevaluation of the peer group used for compensation benchmarking. As a result of this comprehensive review, the Compensation Committee decided to revise the group of companies that constitute the Peer Group (defined below).

The primary reason for the review of the peer group was to determine if a benchmark group of companies could be developed to better align with Office Depot’s operating model. The Compensation Committee recognized that the Company is not solely a retail company, as retail stores sales currently account for less than half of total Company revenue. Almost a fourth of the Company’s business currently is located outside North America; a little over one-half of the Company’s business is in the business to business sector, consisting of direct sales to business customers via contract sales, catalogs and the Internet; and the Company is placing increasing emphasis on developing its own private brand, directly sourced products.

In light of these considerations, for 2007 the Compensation Committee selected a new peer group of twenty-three organizations that includes core relevant retail companies, but that also includes other companies that have a more global business, a business to business model, a significant distribution function, and private brand-driven operations.

The current members of our peer group (the “Peer Group”) are:

• Arrow Electronics, Inc.	• J.C. Penney Co., Inc.	• Sherwin-Williams Company
• AutoNation, Inc.	• Kohl’s Corporation	• Staples, Inc.
• Avnet, Inc.	• Limited Brands, Inc.	• Starbucks Corporation
• Avon Products, Inc.	• Macy’s, Inc.	• Tech Data Corporation
• Best Buy Co., Inc.	• Marriott Intl, Inc.	• TJX Companies, Inc.
• Circuit City Stores, Inc.	• Nike, Inc	• Xerox Corporation
• Gap Inc.	• OfficeMax Inc.	• Yum! Brands, Inc.
• Genuine Parts Company	• Rite Aid Corporation

In determining the appropriate compensation for our NEOs, the Compensation Committee generally relies on external benchmarking against the Peer Group. The Committee also relies on select Hay Group executive compensation surveys for a broader review of Non-CEO NEO pay levels and practices. Specifically, the Committee used Hay Group’s U.S. Retail 2007 Total Remuneration Survey (with data from 92 organizations) and Hay Group’s U.S. General Market 2007 Executive Compensation Report (with 514 organizations) (collectively, the “Hay Surveys”) in 2007. Hay Surveys are proprietary and available only to those companies which purchase them, but more information regarding the Hay Surveys can be found at www.haygroup.com/ww/Expertise/index.asp?id=518.

In 2007, the CEO’s total direct compensation (which includes the elements of base salary, annual cash incentive awards and annual equity incentives) was benchmarked solely against the Peer Group as the Committee believes that CEO positions within the Peer Group are of similar scope and complexity. The compensation data utilized from Hay Surveys to review the compensation of the Non-CEO NEOs is selected based on job content since proxy matches by title may not be available or may not adequately represent actual job content of our Non-CEO NEOs. The Committee determined that this additional information was useful because of the variability of job content below the CEO level. The possibility of considerable variation in levels of responsibility and duties by title among our Non-CEO NEOs limits the reliability of a strict comparison against our Peer Group by job title alone. However, our Compensation Committee still considers the Peer Group information to be the primary source for NEOs comparison information, while the Hay Surveys are considered a secondary source for the reasons stated above.

The Compensation Committee believes benchmarking is useful as a method to gauge the compensation level for executive talent within competitive job markets that are germane to the Company based upon both financial and non-financial characteristics. However, the Peer Group and Hay Survey data are not used in isolation—NEO compensation also is reviewed in context of the Company’s financial performance relative to the Peer Group, a NEO’s individual performance and tenure in his/her current position, and on our own policies for allocating among the various components of compensation to comport with our compensation philosophy and desired internal equity among NEO positions. The Committee determines changes to the NEO compensation positioning, target total direct compensation structures, variable compensation program design, and/or benefit and perquisite offerings, if necessary, after considering all aforementioned factors. Target total direct compensation is the sum of current base salary plus target annual cash incentive opportunity plus target annual equity incentives grant value. Data from proxy statements filed with the SEC provides specific Peer Group NEO information concerning base salaries, most-recent bonuses earned, most-recent long-term incentives granted, types of long-term incentive vehicles used, and benefit/perquisite prevalence (particularly the use of nonqualified deferred compensation programs). Hay Survey data also provides data concerning base salaries, annual incentives earned and long-term incentive grants, but additionally provides target levels of variable pay as a percent of base salaries and dollar values of certain executive benefits/perquisites.

Annual Base Salary

We view a competitive annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries also serve as the foundation for the annual corporate bonus plan, which expresses annual cash incentive opportunity as a percentage of annual base salary (long-term equity incentive compensation, by contrast, is not directly linked to annual base salary). We view annual base salary as a primary component of compensation that will be paid even if we do not achieve our annual financial performance goals. However, we will consider our financial performance when evaluating proposed salary budgets and may increase, maintain or decrease salaries of or terminate NEOs if our financial performance warrants such action.

Our CEO has not received a base salary increase since it was established in 2005, but his base salary was still within 10% of the Peer Group median. However, the remaining four NEOs received salary increases ranging from 2% to 9% in 2007 based upon their performance in 2006 relative to expectations, internal pay equity considerations and competitiveness to market. The Committee increased the salary of the North American Retail

Division President by 9% due to his exceeding expectations in 2006, the results of the competitive analysis, and the desire to promote internal equity with the International Division President. The International Division President met expectations in 2006, and his salary was increased by 2%, which reflects his salary being competitive to market. The Executive Vice President and Chief Financial Officer and Executive Vice President, Human Resources both met expectations in 2006, and their salaries were increased by 7% and 6%, respectively, based upon the competitive analysis. These salary adjustments were determined in February and effective on April 1, 2007.

In view of the Company’s performance and the NEOs competitiveness to market data, the Committee did not increase base salaries for the NEOs in 2008.

Annual Cash Incentives (“Bonus Plan”)

We provide annual cash incentives (generally referred to as “bonuses”) for our NEOs that are based upon our ability to meet annual financial performance targets of ROIC and EBIT. EBIT reflects the Company’s operating profit. ROIC reflects the Company’s efficiency in using capital. The Committee believes that these two measures best reflect how professional investors evaluate the Company’s performance over the long term and are directly related to long-term stock performance. The NEOs’ actual annual cash incentive payouts are determined by total Company performance, as opposed to business unit performance, since we believe that their primary job is to direct the overall performance of the Company.

At the beginning of each fiscal year, we approve a Bonus Plan matrix that details the relationship between performance on the two financial metrics (EBIT and ROIC) and potential payout as a percentage of the target performance level. The matrix establishes (1) a threshold performance level (in 2007, the threshold performance level was 80% of target EBIT and ROIC), below which no bonus may be paid, and (2) a target performance level for each metric at which 100% of the bonus target is paid. The targets for the 2007 Bonus Plan were set in alignment with the 2007 business plan created by senior management and adopted by the Independent Directors (the “2007 Business Plan”). The 2007 Business Plan was a plan designed to challenge management to achieve higher objectives. Therefore, the EBIT and ROIC included in the 2007 Business Plan were adopted by the Compensation Committee as the performance targets for the Bonus Plan. When establishing the 2007 EBIT and ROIC targets as the same EBIT and ROIC set out in the 2007 Business Plan, the Compensation Committee recognized the ambitiousness of the business plan and felt that the target performance offered a significant challenge for management and required achievement above the EBIT and ROIC levels achieved in 2006. For 2006, the average bonus payout for our NEO’s was 143% of target. However, in 2007, particularly due to a softening in business spending attributable to macroeconomic conditions that affected our sales to small- and medium-sized businesses and the unexpected housing downturn in California and Florida where the Company has a significant presence, the Company performance failed to achieve the Bonus Plan EBIT and ROIC threshold level of performance (80% of target). Therefore, NEOs did not receive an annual bonus for 2007 Company financial performance.

The Company does not disclose the specific EBIT and ROIC targets. Because the Company does not provide guidance to the market with respect to the Company’s performance, we believe that if our projected EBIT and ROIC targets are disclosed, our competitors and the market would likely view such disclosures as projections of future performance. Also, we believe that such disclosure may give rise to unfounded investor expectations with regard to our stock price and would lead to unnecessary volatility in our stock price which also could harm the Company.

For 2008, we will use the ROIC and EBIT included in the 2008 business plan created by senior management and adopted by the Independent Directors (the “2008 Business Plan”) as our performance metrics for our Bonus Plan. Given the 2007 financial results and the uncertain economic environment in 2008, the 2008 Bonus Plan includes lower EBIT and ROIC targets compared to the 2007 Bonus Plan. Because of the difficult business environment and the prognosis for economic difficulties in 2008, the Compensation Committee believes that the adjusted targets for 2008 will continue to motivate our executive officers and are consistent with the difficulty of achieving the fiscal 2008 target performance goals and consistent with the positioning of target annual compensation at the median Peer Group.

Targets under the Bonus Plan are expressed as a percentage of annual base salary earned during the year. Targets increase with job scope and complexity, thereby increasing variable pay opportunity for jobs that have a greater impact on our annual results. Pursuant to the Compensation Committee decision made in February 2006, the 2007 target bonus for the CEO was increased to 160% from 155% of his annual salary. The 2007 target bonuses for the President, International Division and President, North American Retail Division were increased to 75% from 70%. The 2007 target bonuses for the Executive Vice President and Chief Financial Officer and Executive Vice President, Human Resources were increased to 70% from 65%. The Compensation Committee attempts to approximate the median target based on Peer Group compensation levels and the increases for all NEOs were part of an effort to increase the leverage in the NEOs’ cash compensation and to achieve a compensation delivery that was better aligned with Peer Group compensation levels. These target opportunities are not expected to change in 2008.

In 2007, the Compensation Committee had discretion to modify bonus payouts to members of the Executive Committee up to plus or minus 25%, but capped for any one individual by the overall bonus pool. No modifications were made for any member of the Executive Committee since 2007 financial performance did not warrant a bonus payout. In 2008, the same modification feature is not available.

Long-Term Equity Incentives

We also consider long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. Our long-term equity incentive compensation awards are made pursuant to the Office Depot, Inc. 2007 Long-Term Incentive Plan (the “LTIP”).

Our 2007 annual equity grants consist of a targeted dollar award value that is then translated into a combination of stock options and/or time-based restricted stock. The use of a target dollar value for the awards assures an appropriate comparison to market and assures that long-term incentive costs are controlled. The number of stock options is higher than the number of shares of time-based restricted stock for the same dollar value because, unlike restricted stock which is a “full value” award, stock option value is based solely on the appreciation in the value of the underlying shares against the exercise price. Stock options are valued using the Black-Scholes option pricing model. However, regardless of the “mix” of stock options and restricted stock, the grant value by position is the same, based upon present value calculations of the value of options and restricted stock on the date of grant. Prior to the approval of an award by the Committee, an NEO is permitted to request the form of the annual long-term incentive grant from the following alternative equity combinations:

•	100% in the form of stock options;

•	100% in the form of restricted stock;

•	75% in the form of stock options and 25% in the form of restricted stock;

•	75% in the form of restricted stock and 25% in the form of stock options; or

•	50% in the form of stock options and 50% in the form of restricted stock.

We believe that allowing choice regarding the form of long-term equity incentive awards distinguishes our equity award program in a positive way from those offered by many of our competitors and facilitates retention of talent, particularly within the competitive retail industry. It also allows for NEOs to tailor their equity awards to individual needs in terms of financial, retirement and estate planning. We first instituted the policy of permitting our NEOs to select the form of their equity compensation award from a limited menu of choices in 2006. The Committee continues to affirm the “choice” feature of the program as it believes that the design provides additional incentive for the NEOs. Additionally, the Committee evaluated the design in early 2008 in view of the Company’s low stock price relative to mid-2007 to ensure that the annual number of shares granted in the form of equity incentives (as a percentage of common shares outstanding) is within acceptable levels in terms of both Peer Group and retail industry benchmarks. The Compensation Committee concluded that allowing choice as part of the long-term incentive program for NEOs would remain in 2008.

The NEOs are eligible for a target award designed to deliver a desired economic value in dollars consistent with our compensation philosophy of targeting total direct compensation at the median of the Peer Group and the Committee’s desire to have equivalent equity incentive target grants among NEOs with similar titles. Individual performance can modify target long-term equity incentive levels up to plus or minus 25%, however payouts are limited by the overall long-term equity incentive pool which is calculated using the current eligible participants and their target valuations. The modification of any grant for a NEO (other than the CEO) is based on a discretionary assessment of performance and contribution by the Committee.

The CEO’s equity incentive grant is approved based on proxy information on long-term equity grants to CEOs in the Peer Group and a discretionary assessment of the Company’s performance compared to its current year business plan and a comparison to Peer Group and broader market performance.

For 2007, the Compensation Committee established the following levels of economic value in the annual equity component of compensation based upon most recent benchmark data available (as discussed earlier—for CEO, the previous peer group; and for non-CEO NEOs, Hay Survey data). The differentials among NEOs are based upon competitive levels for each NEOs position from the Hay Survey data and Peer Group proxy data. Internal job comparison is also considered in grouping the NEOs to equal levels of compensation targets.

The NEO equity grant levels for 2008 increased for all NEOs except for the CEO. The CEO’s equity grant was reduced to $5,000,000 and 35% included performance shares. The other NEOs’ long term incentive equity grant levels were increased due to the addition of a performance share component to NEO equity compensation in 2008. The value added through the performance share grant provides better alignment of aggregate non-CEO NEO target total direct compensation levels with the Peer Group median and further aligns executive pay with shareholder interests.

	2007	2008
Chief Executive Officer	$7,000,000	$5,000,000
President, International Division	$1,400,000	$1,900,000
President, North American Retail Division	$1,400,000	$1,900,000
Executive Vice President and Chief Financial Officer	$800,000	$1,100,000
Executive Vice President, Human Resources	$800,000	$1,100,000

As mentioned above, the Committee adopted a performance-based long-term incentive equity vehicle in addition to long term incentives provided through stock options and time-vested restricted stock elections. The primary goal of the new equity component, in addition to the achievement of the compensation philosophy for NEOs, is to incent EPS growth targets during a three-year period (2008 through 2010). One-half of the new equity vehicle (i.e., performance shares) will immediately vest upon attainment of each of two EPS goals during the performance period. Any shares that have not vested at the end of 2010 will be forfeited. The Committee selected the two EPS goals based upon recent historical company performance and the outlook for the future.

The Black-Scholes option pricing model is used to determine the grant date number of stock options. The grant date fair market value is used to determine the number of shares of restricted stock. In each case, the number of stock options or shares of restricted stock is calculated to attain the targeted economic value described above. The dollar value of the long term incentive awards will increase in 2008 for Non-CEO NEOs to align their total compensation with approximately the median of the Peer Group.

Both stock options and restricted stock grants vest over time, generally with one-third vesting on each of the first, second, and third anniversaries of the date of the grant, providing the executive remains in our employment. However, the LTIP provides that for any recipient of restricted stock who has attained at least age 60 and who has at least five years of continuous service with the Company, vesting of restricted stock is immediate. The vesting schedule is intended to promote retention. If an executive leaves the Company for any reason other than death, disability or retirement before vesting, the unvested stock options or restricted stock award is forfeited. Stock options generally have a seven-year term. Section 16 officers, including NEOs, who are involuntarily terminated from the Company, other than for cause, or who voluntarily terminate their employment after completing five years of continuous service, have eighteen (18) months to exercise stock options that are vested at the time of separation.

The LTIP provides that stock options may not be granted with exercise prices set at less than 100% of fair market value of the stock option. Our LTIP defines “fair market value” as the closing stock price on the date of grant. The grant date is the date on which the Compensation Committee actually meets and takes action to make the grants. We do not permit repricing of stock options. No back-dating of stock options is permitted under any circumstances.

Our Compensation Committee traditionally has approved annual option grants at its February meeting. The annual option grants for 2007 were approved at a meeting in February 2007. At the beginning of 2007, the Compensation Committee adopted a policy that states that if the date of its regular February meeting precedes the release of our earnings press release, and concurrent filing of our Annual Report on Form 10-K for the prior fiscal year, then the Compensation Committee will hold a separate meeting not less than five nor more than thirty days following the date of such release and filing to ensure that stock options are not issued while we may be in possession of material non-public information.

Separate and distinct from the regular 2007 annual grant of long-term incentive awards to the CEO was a special retention equity award with a value of $10 million on date of grant (February 28, 2007). The CEO’s special grant consisted of 100% stock options with a five-year vesting schedule, with one-half of the award vesting after five years only if the average closing stock price equals or exceeds 150% of the of the option exercise price for a period of at least ninety consecutive calendar days (as outlined in the Company’s Form 8-K filed on March 5, 2007). The stock price would have to rise over 300% from closing levels at the end of 2007 for the award to pay out. The exercise price of these stock options is $33.605. The fair value for expense recognition for this element was calculated using a simulation model. Research by Hay Group of CEO retention grants at other public retail companies (of which some were in both the previous peer group and current Peer Group) over a three-year period showed that the median of the types of grants Hay Group researched was approximately $14 million with a four-year vesting schedule, and over one-half the individual retention grants involved a blend of stock options and full-value stock/cash awards. We broadened the research beyond the previous peer group and the current Peer Group from which executive talent may be recruited in order to have a larger sample size of retention grants to review. The special retention award granted to our CEO was approximately 30% lower in value than the $14 million median value from the analysis, has a longer vesting schedule than four years, and is 100% performance-based. This special equity grant was a one-time grant that is not a component of the CEO’s compensation structure, but instead was granted with the goal of retaining the CEO for a five-year period.

Benefits and Perquisites

We provide our NEOs with a basic set of core benefits (e.g., coverage for medical, dental, vision care, prescription drugs, basic life insurance, long term disability coverage, car allowance) plus voluntary benefits that an NEO may select (e.g., supplemental life insurance). Our overall benefits philosophy is to focus on the provision of these core benefits, with NEOs able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations. Our CEO is contractually entitled to the use of Company-owned aircraft for personal travel, but such usage is strictly limited to not more than 100 hours of such personal air travel per year, pursuant to his Employment Agreement, described in greater detail below. In 2007, benefits and perquisites comprised approximately 4% of total direct compensation of the CEO. No other NEO had benefits and perquisites that comprised more than approximately 4% of the total direct compensation. Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table and Nonqualified Deferred Compensation Table, including footnotes.

Deferred Compensation Plans

While our NEOs do not have any form of pension or defined benefit plan, they are allowed to voluntarily defer cash compensation as part of our nonqualified deferred compensation plan (“DCP”). This allows NEOs to be “made whole” for the limits applicable under the Internal Revenue Code to contributions to ERISA qualified deferred compensation deferral vehicles such as the Company’s 401(k) plan. The maximum deferral into our DCP is 50% of base salary and 75% of annual bonus. We also provide a match for contributions to the DCP. The match currently is 50% of the first 6% of cash compensation deferred into the DCP. In addition, NEOs may also participate in the nonqualified Officer’s Deferred Compensation Plan allowing for a maximum deferral of 25% of base salary and 100% of annual bonus. This plan is incremental to the DCP, and it does not provide for a match on contributions.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the other NEOs. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in section 162(m). We believe that it is generally in our interest to structure compensation to come within the deductibility limits set in section 162(m) whenever possible. However, we believe that we must maintain the flexibility to take actions which we deem to be in the best interests of the Company but which may not qualify for tax deductibility under section 162(m). In fiscal 2007 no NEO had a base salary in excess of $1,000,000.

Impact of Regulatory Requirements on 2007 Compensation

In addition to Section 162(m), we considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the special rules applicable to non-qualified deferred compensation arrangements under Code section 409A and the accounting treatment of various types of equity-based compensation under Statement of Financial Accounting Standards No. 123(R) as well as the overall income tax rules applicable to various forms of compensation. While we tried to compensate our executives in a manner that produced favorable tax and accounting treatment, our main objective was to develop fair and equitable compensation arrangements that appropriately incentivized, rewarded and retained executives.

Stock Ownership Guidelines

We believe that our NEOs should maintain a meaningful equity interest in the Company through ownership of stock that they acquire either with their own funds, or by retaining restricted stock that has vested rather than disposing of such stock. Stock ownership helps NEOs to better understand the viewpoint of shareholders and incents them to enhance shareholder value. To further those objectives, we have established executive stock ownership guidelines to encourage and require such holdings by the CEO and other NEOs. Under these guidelines, the CEO is expected to hold Company stock equal to at least five times his base salary. Other NEOs are expected to hold Company stock equal to at least one and a half times their base salaries. NEOs have five years to satisfy this stock ownership requirement, and stock must be held until the earlier of retirement or termination of employment. As of the February 2007 meeting, all NEOs meet the stock ownership goals applicable to them. The Compensation Committee annually reviews our ownership guidelines and each NEO’s progress toward meeting these guidelines. In 2007, the Committee along with Hay Group maintained the current guidelines as appropriate considering the NEOs’ limited time in their jobs. In 2008, the Committee will review the current ownership guidelines (established in 2005) and determine if any changes are warranted in either the level of shares required to be held or in the methodology to calculate level (i.e., multiple of salary or fixed number of shares). As of the February 2008 meeting, three of five NEOs met the stock ownership goals applicable to them.

Employment Agreements; Termination Severance and Change of Control

We have entered into written offer letter agreements, employment agreements and change of control agreements with certain of our NEOs that provide for the payment of additional and future compensation of such NEO in the event of certain types of terminations and, in some cases, in the event of a change of control of our Company. The terms of these offer letter agreements and employment agreements were set through the course of arms-length negotiations with each of the NEOs, usually in connection with the NEOs initial hire by the Company. The termination of employment provisions of the offer letter agreements and employment agreements were entered into to address competitive concerns when the NEOs were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities to join the Company.

In February 2008, the Company entered into a separation agreement with our Executive Vice President and Chief Financial Officer in connection with her termination of employment. In accordance with that agreement, the Board approved severance benefits for Ms. McKay consistent with the terms of her original employment offer letter as follows: (a) $840,000, which equates to 18 months of annual base salary; (b) $19,453.74, which equates to 18 months of the current monthly COBRA premium in excess of applicable active employee co-premiums for the type of coverage she had under the Company’s group health plan as of the date of termination; and (c) $588,000, which equates to 1.5 times her annual bonus at target. Ms. McKay will also receive an additional payment of $482,484.60, which is equivalent to an additional six months of salary and bonus. The Company and the Board felt that given her agreement to assume the obligations set forth in the separation agreement and in light of her past service to the Company it was reasonable to provide additional financial security beyond the payment of benefits outlined in her employment offer letter.

We believe these change of control arrangements effectively create incentives for our executive team to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which comprise a significant component of each NEO’s compensation. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the high levels of competition for executive talent in the retail sector. We believe this structure strikes a balance between the incentives and the NEO hiring and retention effects described above, without providing these benefits to NEOs who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team.

For a detailed description of these agreements and the potential amounts that we may be obligated to pay in the event these agreements are triggered, see “Summary of Executive Agreements and Potential Payouts Upon Termination or Change of Control” below.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 29, 2007.

THE COMPENSATION COMMITTEE:

Lee A. Ault (Chair)

David W. Bernauer

Abelardo E. Bru

Marsha J. Evans

W. Scott Hedrick

SUMMARY COMPENSATION TABLE

The following table provides a summary of the annual and long-term compensation which we paid to (or deferred for, or that was attributable to/earned with respect to 2006 and 2007) for our NEOs for services rendered during the 2006 and 2007 fiscal years.

Summary Compensation Table for Fiscal Year 2006 & 2007
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Named Officers	Year	Salary	(1) Bonus	(2) Stock Awards	(2) Option Awards	(3) Non-Equity Incentive Plan Comp	Change in Pension Value and NQ Deferred Comp Earnings	All Other Compensation		Total
								Total Other
PEO—Steve Odland	2007	$1,000,000	—	$1,912,000	$9,432,737	$—	—	$518,309	(4)	$12,863,046
	2006	$1,000,000	—	$1,912,000	$6,220,532	$2,220,840	—	$395,709	(5)	$11,749,081

PFO—Pat McKay(6)	2007	$550,577	—	$209,373	$1,099,893	$—	—	$43,221	(7)	$1,903,064
	2006	$525,000	—	$229,885	$867,925	$488,943	—	$98,260	(8)	$2,210,013

Charles Brown	2007	$622,308	—	$196,742	$926,362	$—	—	$54,032	(9)	$1,799,444
	2006	$615,000	—	$683,519	$589,543	$616,821	—	$41,227	(10)	$2,546,110

Chuck Rubin	2007	$611,539	—	$502,679	$584,276	$—	—	$61,550	(11)	$1,760,044
	2006	$568,615	—	$876,338	$650,388	$569,866	—	$48,370	(12)	$2,713,577

Daisy Vanderlinde	2007	$433,539	—	$227,216	$987,104	$—	—	$70,725	(13)	$1,718,584
	2006	$416,000	—	$171,665	$798,214	$387,429	—	$109,240	(14)	$1,882,548

(1)	Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEO’s. We did not provide such bonuses in 2006 or 2007, therefore nothing is reflected in this column. Cash bonuses paid under our Bonus Plan are disclosed in column (g).
(2)	The dollar amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 30, 2006 and December 29, 2007. In accordance with Statement of Financial Accounting Standards (“FAS”) No. 123R, “Share-Based Payment” (“FAS 123R”) disregarding estimates of forfeitures related to service-based vesting conditions. See Note A of the consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards. These dollar amounts include amounts from awards granted in and prior to 2007.
(3)	The amounts in column (g) reflect cash awards under the 2006 Bonus Plan. The payouts for 2007 are zero due to the Company’s failure to meet EBIT and ROIC goals as discussed further in the CD&A, under the heading “Annual Cash Incentives (“Bonus Plan”)”.
(4)	All Other Compensation for Mr. Odland in 2007 included a Company matching contribution of $157,750 to his account under our non-qualified deferred compensation plan. The amount also includes the following perquisites or personal benefits: a car allowance, the incremental cost of personal aircraft usage ($311,344), calculated as described below, participation in the Company’s executive medical and executive long-term disability plans and a Company matching contribution to Mr. Odland’s account under our 401(k) plan. This amount does not include the payment by the Company of legal fees of $285,152 which the Company does not consider a perquisite or personal benefit because such fees are integrally and directly related to the performance of Mr. Odland’s duties as an executive officer. The cost to the Company for personal use of our aircraft is calculated using the incremental cost method, based on the direct operating costs to us, including: fuel costs, FBO handling and landing fees, maintenance costs, catering, travel fees and other miscellaneous direct costs. Fixed costs that do not change based on usage, such as fixed salaries and benefits of crew, purchase cost of aircraft and non-trip-related hangar expenses, are excluded. The amount shown for personal usage of Company aircraft differs from the calculation of taxable income to Mr. Odland using the IRS method, which produces a lower number.
(5)	All Other Compensation for Mr. Odland in 2006 included a Company matching contribution of $90,750 to Mr. Odland’s account under our non-qualified deferred compensation plan. See “CD&A—Non-Qualified Deferred Compensation Plan.” The amount also includes the following perquisites or personal benefits: the incremental cost of personal aircraft usage ($277,093) and costs associated with Mr. Odland’s participation in our executive health plan, including insurance premiums ($25,006). Computation of the cost of personal aircraft usage is as noted in footnote (4).

(6)	Ms. McKay’s employment terminated effective March 1, 2008.
(7)	All Other Compensation for Ms. McKay in 2007 included a car allowance based on cash payments made, participation in the Company’s executive medical and executive long-term disability plans, based on total Company cost less employee premiums paid, an executive physical, and a matching contribution to Ms. McKay’s account under our 401(k) plan. This amount does not include the payment by the Company of legal fees of $204,327 which the Company does not consider a perquisite or personal benefit because such fees are integrally and directly related to Ms. McKay’s duties as an executive officer.
(8)	All Other Compensation for Ms. McKay in 2006 included relocation expenses ($51,048) of which $669 represented reimbursement for associated taxes, the costs associated with Ms. McKay’s participation in our executive health plan, including insurance premiums ($25,006), a car allowance and the costs of an annual physical examination.
(9)	All Other Compensation for Mr. Brown in 2007 included a car allowance based on cash payments made, participation in the Company’s executive medical and executive long-term disability plans, based on total Company cost less employee premiums paid, and a Company matching contribution to Mr. Brown’s account under our non-qualified deferred compensation plan.
(10)	All Other Compensation for Mr. Brown for 2006 included a Company matching contribution to Mr. Brown’s account under our non-qualified deferred compensation plan, the costs associated with Mr. Brown’s participation in our executive health plan, including insurance premiums ($25,006) and a car allowance.
(11)	All Other Compensation for Mr. Rubin in 2007 included a car allowance based on cash payments made, financial planning costs based on payments made to a third-party vendor, participation in the Company’s executive medical and executive long-term disability plans based on total Company cost less employee premiums paid, a Company matching contribution to Mr. Rubin’s account under our 401(k) plan, and payment for Mr. Rubin’s expenses to attend a Company-sponsored event and the related gross-up for the event.
(12)	All Other Compensation for Mr. Rubin for 2006 included a Company matching contribution to Mr. Rubin’s account under our 401(k) plan, the costs associated with Mr. Rubin’s participation in our executive health plan, including insurance premiums ($25,006), a car allowance, financial planning costs, and the costs of an annual physical examination.
(13)	All Other Compensation for Ms. Vanderlinde for 2007 included a car allowance based on cash payments made, financial planning costs based on payments made to a third-party vendor, participation in the Company’s executive medical and executive long-term disability plans based on total Company cost less employee premiums paid, a Company matching contribution to Ms. Vanderlinde’s account under our 401(k) plan, and personal usage of the Company aircraft based on the methodology outlined in footnote (4).
(14)	All Other Compensation for Ms. Vanderlinde for 2006 included a Company matching contribution to Ms. Vanderlinde’s account under our 401(k) plan, relocation expenses ($61,942) of which $4,208 represented reimbursement for associated taxes, the costs associated with Ms. Vanderlinde’s participation in our executive health plan, including insurance premiums ($25,006), a car allowance and financial planning costs.

Grants of Plan-Based Awards in Fiscal Year 2007

(a)	(b)	(c-e)			(f-h)				(i)	(j)	(k)	(l)	(m)
Named Officers	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares / Units	All Other Option Awards: Number of Securities Underlying Options	(6) Exercise or Base Price of Option Awards	Closing Market Price on the Date of the Grant	(7) Grant Date Fair Value
		(1) Threshold ($)	(2) Target ($)	(3) Maximum ($)	Threshold (#)	(4) (8) Target (#)		Maximum (#)
	2/28/2007					700,497	(O)	—	—	—	$33.605	$33.360	$7,000,000
PEO—Steve Odland	2/28/2007	$700,000	$1,600,000	n/a	—	422,098	(O)(5)				$33.605	$33.360	$5,000,000
	2/28/2007					422,097	(O)(5)				$33.605	$33.360	$4,309,610
PFO—Pat McKay	2/28/2007	$154,162	$385,404	n/a	—	80,057	(O)	—	—	—	$33.605	$33.360	$800,000
Charles Brown	2/28/2007	$186,692	$466,731	n/a	—	140,099	(O)	—	—	—	$33.605	$33.360	$1,400,000
Chuck Rubin	2/28/2007	$183,462	$458,654	n/a	—	70,050	(O)	—	—	—	$33.605	$33.360	$700,000
						20,830	(R)	—				$33.360	$700,000
Daisy Vanderlinde	2/28/2007	$121,391	$303,477	n/a	—	60,043	(O)	—	—	—	$33.605	$33.360	$600,000
	2/28/2007					5,951	(R)					$33.360	$200,000

(1)	The amounts shown in column (c) reflect the minimum payments each NEO could expect to receive if the Company reached at least its threshold performance goal in 2007 under our Annual Corporate Bonus Plan. Threshold payouts were set at 40% of the target award payable for all NEOs other than the CEO, and at 70% of annual base salary (per contractual arrangement) for the CEO upon achieving target. Performance below the Plan threshold level resulted in no bonus being paid for 2007, and our NEOs received zero bonus.
(2)	The amounts shown in column (d) reflect the target payments each NEO could expect to receive if the Company reached its target performance goals in 2007 under our Annual Corporate Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s annual base salary. For 2007, the CEO’s target bonus percentage was 160% of annual base salary. For 2007, the target bonus percentage was 75% for Messrs. Brown and Rubin, and 70% for Ms. McKay and Ms. Vanderlinde. See “CD&A—Annual Cash Incentives (“Bonus Plan”) for additional details on our Bonus Plan.
(3)	Under our 2007 Bonus Plan there is no maximum payout if the Company exceeds its target performance goals; however, the aggregate amount of annual bonuses paid will not exceed 20% of incremental EBIT (earnings before interest and taxes).
(4)	Represents awards of restricted stock and stock options under the Company’s Long Term Equity Incentive Plan (the “LTEIP”). As discussed in “CD&A —Long-Term Equity Incentives,” annual awards are calculated by a dollar value that is then translated into stock options, restricted stock or a combination of the two at the election of the awardee. Stock option and restricted stock awards granted in 2007 (with the exception of retention awards made to Mr. Odland, referenced in footnote (5), below) vest and become exercisable ratably over the three-year period following the grant date.
(5)	Reflects a special equity award made to Mr. Odland, consisting of a non-qualified stock option award under the LTEIP. The award of $10 million resulted in a grant of 844,195 shares ($10 million divided by $11.8456 per share) separated into the following two grants of non-qualified stock options:
a)	An option to acquire 422,098 shares vesting 100% on February 28, 2012 (the “Vesting Date”), five years from the grant date provided that Mr. Odland is still employed by the Company on that date. Fair value for expense recognition was calculated using the Black-Scholes model ($11.85 per share).
b)	An option to acquire 422,097 shares (Performance Option Shares) which vest on February 28, 2012, only if the average closing price of a share of common stock of the Company equals or exceeds 150% of the option exercise price (or $50.407 per share) for a period of at least ninety consecutive calendar days on the NYSE prior to February 28, 2012 and provided that Mr. Odland is still employed by the Company on such date. If the performance goals described are not achieved prior to February 28, 2012, the Performance Option Shares shall be forfeited. Fair value for expense recognition was calculated using a simulation model ($10.21 per share).

(6)	Under our LTEIP, grants of stock options must have an exercise price equal to or greater than their “fair market value” on the grant date. The LTEIP defines “fair market value” as the average of the high and low share price on the New York Stock Exchange on the grant date.
(7)	Computed in accordance with FAS 123R. See Note A of the consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(8)	The (O) reflected next to the target amounts in column (g) above is used to designate options and the (R ) reflected next to those target amounts is used to designate restricted stock. See “CD&A—Long term Equity Incentives” for discussion of the choice of options, restricted stock or a combination thereof that may be made by our NEOs.

Outstanding Equity Awards at 2007 Fiscal Year-End
	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		(1) Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	(2) Number of Shares or Units That Have Not Vested		(3) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
PEO—Steve Odland	666,666		333,334			$19.1200	3/11/15
	666,666		333,334			$22.9440	3/11/15
								100,000		$1,365,000
	178,412		356,824			$33.0650	2/14/13
			700,497			$33.6050	2/28/14
			422,098	(5)		$33.6050	2/28/14
			422,097	(5)		$33.6050	2/28/14
PFO—Pat McKay	7,500					$16.4100	5/14/14
	3,750	(4)				$16.4100	5/14/11
	2,800		1,400			$18.0850	2/11/12
								700		$9,555
	113,333		56,667	(6)		$31.0600	9/12/12
								6,334	(6)	$86,459
	23,788		47,577	(6)		$33.0650	2/14/13
			80,057	(6)		$33.6050	2/28/14

Charles Brown	60,000					$21.1875	5/18/08
	37,500					$16.3750	8/4/09
	16,667					$9.2000	2/12/11
	50,000					$13.7900	10/8/11
	40,000					$16.0650	2/4/12
	18,750	(4)				$16.0650	2/4/09
	40,000					$11.4850	2/14/13
	18,750	(4)				$11.4850	2/14/10
	40,000					$17.5450	2/18/14
	18,750	(4)				$17.5450	2/18/11
	33,333		16,667			$18.0850	2/11/12
	16,666		8,334			$28.2450	7/26/12
								667		$9,105
								7,057		$96,328
	31,222		62,444			$33.0650	2/14/13
			140,099			$33.6050	2/18/14

Outstanding Equity Awards at 2007 Fiscal Year-End—(Continued)
	Option Awards						Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		(1) Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	(2) Number of Shares or Units That Have Not Vested	(3) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Chuck Rubin	160,000				$17.7200	3/1/14
	37,500	(4)			$17.7200	3/1/11
	33,333		16,667		$18.0850	2/11/12
							14,114	$192,656
	20,814		41,630		$33.0650	2/14/13
							20,830	$284,330
			70,050		$33.6050	2/28/14

Daisy Vanderlinde	113,333		56,667		$27.1050	10/31/12
							6,334	$86,459
	23,788		47,577		$33.0650	2/14/13
							5,951	$81,231
			60,043		$33.6050	2/18/14

(1)	Except as otherwise disclosed in this table, stock options vest and become exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(2)	Except as otherwise disclosed in this table, restricted stock awards vest in three equal annual installments beginning on the first anniversary of the grant date.
(3)	Market value of unvested restricted stock awards computed by multiplying the number of shares by $13.65, the closing price of our common stock on the New York Stock Exchange on December 28, 2007.
(4)	Represent performance options granted under the 2002, 2003, and 2004 Performance Options Programs. Options become exercisable in their entirety on the fifth anniversary of the date of grant. The vesting period may be accelerated if certain stock price performance is achieved prior to the fifth anniversary. Upon a 25% increase in stock price from the date of grant, 50% of options vest. Upon a 50% increase in stock price from the date of grant, the remaining 50% of options vest. The accelerated vesting occurs when the average closing price over a 20 day period equals the established stock price hurdle. Options pursuant to all programs vested prior to 2007.
(5)	The grants to Mr. Odland 422,098 options and 422,097 options represent a special retention award. He received an option to acquire 422,098 shares with five year cliff vesting and 422,097 options which will vest upon achievement of a particular stock price goal. Full details of these retention grants may be found in Form 8-K, filed March 5, 2007.
(6)	Ms. McKay’s employment terminated effective March 1, 2008, resulting in the forfeiture of 133,828 unexercised options and 6,334 unvested shares of restricted stock.

Option Exercises and Stock Vested in Fiscal Year 2007
	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Named Officers	(7) Number of Shares Acquired on Exercise (#)	(7) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(6) Value Realized on Vesting ($)
PEO—Steve Odland	—	—	100,000(1)	$3,528,500
PFO—Pat McKay	—	—	7,033(2)	$142,016
Charles Brown	—	—	49,763(3)	$1,321,947
Chuck Rubin	—	—	61,449(4)	$1,772.535
Daisy Vanderlinde	—	—	6,333(5)	$118,807

(1)	Represents vesting of restricted stock award granted in 2005 on his hiring date.
(2)	Represents vesting of restricted stock award granted in 2005 upon her hiring date as well as vesting of restricted stock awarded in 2005 under our LTEIP while serving as a Director prior to joining the Company as PFO.
(3)	Represents vesting of restricted stock under our EPS (“Earnings Per Share”) restricted stock program, restricted stock awarded upon promotion to President, restricted stock awarded under our 2005 Retention Award Program, restricted stock awarded as part of the 2006 annual grant and shares awarded due to 2004 Total Share Return Performance Share Program.
(4)	Represents vesting of new hire grant of restricted stock, vesting of restricted stock under our EPS restricted stock program, vesting of restricted stock granted under our Retention Award Program, vesting of restricted stock awarded as part of the 2006 annual grant, and shares awarded due to 2004 Total Share Return Performance Share Program.
(5)	Represents vesting of restricted stock granted in 2005 upon her hiring.
(6)	Value of restricted stock calculated by multiplying the number of shares by the fair market value of our common stock on the New York Stock Exchange on the vesting date.
(7)	None of our NEO’s exercised any options in 2007, therefore, columns (b) and (c ) are left blank.

Nonqualified Deferred Compensation

In addition to offering a traditional qualified defined contribution retirement savings, or “401(k)” plan, we also sponsor non-qualified deferred compensation plans for the benefit of our executive officers, including our NEO’s. For a detailed description of the “Office Depot, Inc. Non-Qualified Deferred Compensation Plan” and the “Officer Deferred Compensation Plan,” see “Compensation Discussion and Analysis—Benefits and Perquisites.”

The following table reflects information related to our non-qualified deferred compensation plans. Information regarding our qualified plans such as our “401(k)” plan which is generally available to all employees is not included.

	Nonqualified Deferred Compensation
(a)	(b)	(c)	(d)	(e)	(f)
Named Officers	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
PEO—Steve Odland	$317,001	$157,750	$(57,430)	$—	$733,587
PFO—Pat McKay	$244,772	$—	$12,198	$—	$317,189
Charles Brown	$346,679	$19,134	$371,911	$—	$4,698,550
Chuck Rubin	$—	$—	$—	$—	$—
Daisy Vanderlinde	$—	$—	$—	$—	$—

Director Compensation

During its February 2006 meeting, the Compensation Committee set the compensation of outside directors at an annual targeted economic value of $250,000 (with not more than $75,000 to be in the form of cash, at the Directors’ election). The remainder is in the form of stock options and/or restricted stock, the combinations of which the directors will choose based upon the same five choices offered to the NEOs. The purpose of this allocation of compensation is to more closely align the compensation of the Directors with the interests of long-term shareholders of the Company.

The Audit Committee Chair receives additional compensation of $25,000 annually for serving in that role, with other Committee Chairs each receiving $15,000 annually for serving as chairs of their respective committees. This additional compensation may be taken in the form of stock options, restricted stock and/or cash. The Compensation Committee made these changes to director compensation after reviewing the board compensation levels of the 16-member peer group (described above under “Benchmarking of Compensation”) and other data provided by the Compensation Committee’s compensation consultant, the Hay Group. The Compensation Committee also agreed to hold director compensation constant through 2008.

Prior to February 2007, our Directors had stock ownership guidelines, originally expressed as three times their annual retainer. In 2007, the Compensation Committee changed the stock ownership guidelines for our Directors to require that all Directors own an amount of the Company’s stock equal in market value to $250,000. The new ownership guidelines are equal to our Directors’ current annual compensation (excluding Committee Chair additional compensation). As of December 31, 2007, five of the eleven Directors had stock ownership in excess of $250,000. The Compensation Committee plans to review the Directors ownership guidelines for potential update during fiscal year 2008.

Director Legacy Program

A predecessor company, Viking Office Products, Inc., established a director legacy program in 1996. Under this program, any member of the Viking Board of Directors was permitted to nominate one or more charitable organizations to receive a future charitable contribution from Viking. A portion of the gift is made at the time of the Director’s retirement and the remainder was to be paid at the time of the Director’s death. In order to fund these charitable gift payments, Viking took out a life insurance policy on each Director’s life. In 1998, the Company acquired Viking, and now the Company is the owner and beneficiary of the policies. Director participants and their estates have no legal right to the policy or its proceeds. The Company uses the proceeds of the life insurance policies to fund the charitable gifts designated by the director participant. All of the premiums of the life insurance policies have been paid in full and no further premiums are required. There are no additional costs related to this program. Messrs. Ault and Austrian are currently the only two participants in this program as they are the only members of the current Board of Directors who were members of the Board of Directors of Viking.

Director Compensation Table for Fiscal Year 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
(1) Directors	Fees Earned or Paid in Cash	(2)(3)(7) Stock Awards	(2)(3)(8) Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQ Deferred Compensation Earnings	(4) All Other Compensation		(6) Total
Lee Ault	$75,000	$202,660	$68,075	$—	$—	$30,000		$375,735
Neil Austrian	$—	$512,789	$59,632	$—	$—	$5,000		$577,421
David Bernauer	$—	$12,660	$324,566	$—	$—	$30,000		$367,226
Abelardo Bru	$75,000	$187,660	$74,565	$—	$—	$5,000		$342,225
Marsha Evans	$75,000	$194,439	$—	$—	$—	$13,124		$282,563
David Fuente	$75,000	$203,337	$68,075	$—	$—	$57,665	(5)	$404,077
Brenda Gaines	$—	$12,660	$343,075	$—	$—	$—		$355,735
Myra Hart	$75,000	$56,413	$205,813	$—	$—	$—		$337,226
Scott Hedrick	$75,000	$100,160	$155,575	$—	$—	$20,000		$350,735
Kathleen Mason	$75,000	$194,451	$—	$—	$—	$2,478		$271,929
Michael Myers	$—	$12,660	$318,075	$—	$—	$10,570		$341,305

(1)	Steve Odland, the Company’s Chair and CEO, is not included in this table as he is an employee of the Company and receives no extra compensation for his services as a Director. The compensation received by Mr. Odland as an employee of the Company is shown in the Summary Compensation Table for Fiscal Year 2007.
(2)	The dollar amounts in column (c) and (d) reflect the amounts recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007 in accordance with Statement of Financial Accounting Standards (“FAS’) No. 123R, “Share-Based Payment” (“FAS 123R”) disregarding estimates of forfeitures related to service-based vesting conditions. See Note A of the consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards. These dollar amounts include amounts from awards granted in and prior to 2007.
(3)	As noted in footnote (2) above, columns (c) and (d) reflect the dollar amounts recognized for financial statement reporting purposes. The following table in this footnote represents the grant date fair value of awards of restricted stock and stock options granted to our Director’s under the Company’s LTEIP in 2007. Annual awards are calculated by a dollar value that is then translated into stock options, restricted stock or a combination of the two at the election of the Director. The Directors chose to receive their equity awards in several ways, some chose all stock options, some chose all restricted stock and others chose a combination of options and restricted stock. The exercise price for all option awards granted was $33.605. The per share price of the restricted stock awarded on February 28, 2007 was $33.605. The per share price of the restricted stock awarded to Mr. Fuente on March 30, 2007 was $35.15. Beginning in 2007, all stock option and restricted stock awards made to Directors were immediately vested.
(4)	Amounts included reflect the incremental cost to the Company of providing Company aircraft to the directors for their personal use. See footnote (3) to the Summary Compensation Table above for details on how we calculate such incremental cost.
(5)	Also includes, for Mr. Fuente, the cost of participating in our Executive Medical Plan ($15,019). Mr. Fuente is entitled to these benefits pursuant to the residual terms of the employment agreement that we had with Mr. Fuente when he was the Chief Executive Officer of Office Depot. Mr. Fuente served as CEO of Office Depot from 1987 to 2000.
(6)

Total as shown reflects total of columns (b), (c), (d) and (g). This is different than total compensation actually paid to our Directors in 2007. See footnotes (2) and (3) above. Our Directors receive annual compensation consisting of (a) cash (up to $75,000), (b) restricted stock (based upon value of stock on date of grants) and/or (c) stock options (calculated on date of grant using Black Scholes pricing model) having a total value of $250,000. Our Audit Committee Chair receives an additional $25,000, and our other Committee Chairs each receive an additional $15,000, such payments may be taken in the form of stock options, restricted stock and/or cash, at the Director’s election. The remainder of annual compensation is in the form of options and restricted stock, the mix of which is also at the Director’s election.

(7)	As of December 29, 2007, the following Directors held the following number of shares of common stock received as stock awards from the Company: Lee Ault 12,679, Neil Austrian 56,157, David Bernauer 7,025, Abelardo Bru 12,233, David Fuente 12,679, Brenda Gaines 7,025, Myra Hart 8,327, Scott Hedrick 9,629, Michael Myers 7,025, Kathleen Mason 6,678, Marsha Evans 6,694.
(8)	As of December 29, 2007, the following Directors held options to purchase the following number of shares of our common stock: Lee Ault 83,561, Neil Austrian, 79,361, David Bernauer, 56,079, Abelardo Bru 31,061, David Fuente 628,896, Brenda Gaines 81,081, Myra Hart 44,195, Scott Hedrick 103,567, Michael Myers 119,829. Kathleen Mason and Marsha Evans held no options to purchase shares of our common stock at December 29, 2007.

Equity Compensation Paid to Directors for Fiscal Year 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Directors	Grant Date	Option Awards	Grant Date Fair Value of Option Awards	Stock Awards	Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2007
Lee Ault	2/28/07	—	$—	5,654	$190,000	$190,000
Neil Austrian	2/28/07	—	$—	7,886	$265,000	$265,000
David Bernauer	2/28/07	25,018	$250,000	—	$—	$250,000
Abelardo Bru	2/28/07	—	$—	5,208	$175,000	$175,000
Marsha Evans	2/28/07	—	$—	5,208	$175,000	$175,000
David Fuente	2/28/07	—	$—	5,208	$175,000	$175,000
	3/30/07	—	$—	446	$15,677	$15,677
Brenda Gaines	2/28/07	27,520	$275,000	—	$—	$275,000
Myra Hart	2/28/07	13,134	$131,250	1,302	$43,750	$175,000
Scott Hedrick	2/28/07	8,756	$87,500	2,604	$87,500	$175,000
Kathleen Mason	2/28/07	—	$—	5,208	$175,000	$175,000
Michael Myers	2/28/07	25,018	$250,000	—	$—	$250,000

SUMMARY OF EXECUTIVE AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into Employment Agreements, Offer Letters and Change of Control Agreements with certain of our NEOs. Material items addressed in these agreements include the term of the arrangement (including renewal provisions), the elements of the executive’s compensation, the amounts and benefits payable on various termination events (including a change of control of the Company), and restrictions relating to non-competition, non-solicitation and confidentiality of information imposed on the executive management.

With the exception of Ms. Vanderlinde, each of the Company’s other NEOs (except for our CEO) previously entered into Change of Control Agreements with the Company. The Compensation Committee determined that it was therefore necessary to enter into a Change of Control Agreement with Ms. Vanderlinde in order to provide equity and consistency in the treatment of the Company’s NEOs with respect to the consequences of a change in control of the Company.

The Employment Agreement with our CEO and the Change of Control Agreements with the other NEOs discussed below provide for enhanced payments and benefits in the event of a change of control (as defined in these agreements). The basic rationale for such change of control protections is to diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change of control is threatened or pending. Thus, the Committee and the Board of Directors determined to provide these executives with what they determined to be competitive change of control compensation and benefits as compared with similar benefits provided by our competitors for executive talent.

The termination benefits payable in connection with a change of control under the Employment Agreements and Change of Control Agreements require a so-called “double trigger”—which means that after a change of control (the first “trigger”) a covered executive’s employment is either involuntarily terminated without “cause” or the executive resigns for “good reason” (as both terms are defined in the relevant agreement), either of which would constitute the second “trigger.” A double trigger was selected to increase the likelihood that an executive would remain with the Company after a change of control. Under Mr. Odland’s Employment Agreement and the Company’s 2007 Long-Term Incentive Plan, all outstanding equity awards will be fully vested upon a change of control without the second “trigger.”

As discussed in the “Overview of Compensation Programs for Named Executive Officers” portion of the Compensation Discussion and Analysis section above, in mid-2005, the Company ceased entering into employment agreements with our officers. Prior to this decision, our policy had been to enter into written employment agreements with each of our officers, vice presidents and above. Since the Compensation Committee’s action in mid-2005 to alter the policy with respect to entering into employment agreements with our officers, newly hired or promoted officers, including NEOs, have not entered into formal employment agreements with our Company. As a result, the following NEOs who joined the Company after the date of the Committee’s actions do not have formal employment agreements with the Company: Patricia McKay, our Executive Vice President and Chief Financial Officer, and Daisy Vanderlinde, our Executive Vice President, Human Resources. However, each of them has the benefit of certain terms set out in their employment offer letters, discussed in more detail below.

Ms. McKay’s employment terminated effective March 1, 2008. Ms. McKay entered into a Separation Agreement and Release with the Company. A summary of this Separation Agreement is included below.

Key definitions

Cause. The following actions constitute “cause” for all respective agreements described in this section. Differences reflect various combinations of the time at which agreements were reached, the level of the position and/or market conditions at the time of the initial hire:

Steve Odland’s Employment Agreement

•	willful and continued failure to perform substantially executive’s duties, after written demand by the Board;

•	willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

•	willful and material violation of a material provision of the Company’s written policies, including the Company’s Code of Ethical Behavior.

Carl Rubin’s Employment Agreement

•

willful engagement in illegal conduct or gross misconduct, but only to the extent such conduct or misconduct is materially and demonstrably injurious to the Company in violation of the Company’s Code of Ethical Behavior.

Charles E. Brown’s Employment Agreement and Mr. Brown’s and Mr. Rubin’s Change of Control Agreement

•	willful and continued failure to perform substantially executive’s duties, after written demand by the Company; or

•	willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Daisy Vanderlinde’s Change of Control Agreement

•	continued failure to perform substantially executive’s duties, after written demand by the Board or the Chief Executive Office; or

•	engagement in illegal conduct or gross misconduct in violation of the Company’s Code of Ethical Behavior.

Change of Control. The following conditions constitute a “change of control” for all the Employment Agreements and Change of Control Agreements described in this section:

•

the acquisition by an individual, entity or group of 20% (the “threshold amount”) or more of either (i) the Company’s then-outstanding common stock or (ii) the combined voting power of the Company’s then-outstanding voting securities.; or

•	the directors in office as of the date of the employment agreements, cease to constitute at least a majority of the Board; or

•

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “business combination”). However, a change of control is not triggered if following the business combination (i) the Company’s then-existing shareholders continue to hold more than 80% of the common stock and of the combined voting power of the new corporation, (ii) no one directly or indirectly owns 20% or more of the then-outstanding common stock or of the combined voting power of the new corporation except to the extent that such ownership existed prior to the business combination, and (iii) at least a majority of the new corporation’s directors were members of the Board at the time of the execution of the initial agreement providing for such business combination; or

•	complete liquidation or dissolution of the Company as approved by the Company’s shareholders.

Good Reason. The following actions constitute “good reason” for all respective agreements described in this section:

Steve Odland’s Employment Agreement

•	assignment of duties materially inconsistent with executive’s position or any other action by the Company that diminishes the executive’s position;

•	failure to maintain executive in the position(s) set forth in the Employment Agreement;

•	material breach by the Company of a material provision of the Employment Agreement, and failure to cure such breach within 30 days after executive’s written notice;

•	requirement that executive be based at any location more than 35 miles from the Company’s principal office;

•	a termination by executive for any reason during the 30-day period immediately preceding the first anniversary of the effective date of a change of control; or

•	the Company’s refusal to extend the employment term.

Carl Rubin’s Employment Agreement

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with material provisions of the agreement (including the compensation and benefit provisions);

•	requirement that executive be based at any location not within the vicinity of the Company’s principal office;

•	purported termination of executive’s employment other than as expressly permitted by the agreement; or

•	a court or an arbitrator bars executive from working with the Company.

Charles E. Brown’s Employment Agreement

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with the compensation and benefit provisions of the agreement;

•	requirement that executive be based at any location not within vicinity of the Company’s principal office; or

•	purported termination of executive’s employment other than as expressly permitted by the agreement.

Change of Control Agreement with Carl Rubin and Charles E. Brown

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with the compensation and benefit provisions of the agreement;

•

requirement that executive be based at a location 35 or more miles from where executive was employed before the change of control or requiring executive to travel on company business to a substantially greater extent than required immediately prior to the change of control effective date;

•	purported termination of executive’s employment other than as expressly permitted by the agreement;

•	failure by the Company to require the Company’s successor to assume and perform the agreement; or

•	termination by executive for any reason during 30-day period immediately preceding the first anniversary of the change of control effective date.

Change of Control Agreement with Daisy Vanderlinde

•	material diminution of executive’s authorities;

•	material failure by the Company to comply with the compensation and benefit provisions in the agreement;

•

material change in the location at which executive is based or requiring executive to travel on Company business to a substantially greater extent than required immediately prior to the change of control effective date;

•	purported termination of executive’s employment other than as expressly permitted by the agreement; or

•	material failure by the Company to require the Company’s successor to assume and perform the agreement.

Employment Agreement with Steve Odland, our Chief Executive Officer

We are party to an Employment Agreement dated March 11, 2005, amended February 25, 2008, with our Chief Executive Officer, Steve Odland. By its terms, the Employment Agreement expires on March 11, 2008 (the third anniversary of the effective date of the Employment Agreement). Starting with the third anniversary (and on each subsequent anniversary) of the Employment Agreement, the term of the agreement with Mr. Odland automatically extends for an additional one-year period unless either Mr. Odland or the Company gives at least 90 days written notice that the term is not to be extended. Neither the Company nor Mr. Odland has provided notice under the Agreement.

Compensation, Benefits and Perquisites

Mr. Odland is eligible for the following:

•	a base salary at the annual rate of $1,000,000, subject to annual review and upward adjustment by the Compensation Committee;

•

an annual bonus, pursuant to the terms of the Company’s bonus program for executives, with a minimum of 44% of target bonus (or 70% of base salary) if minimum annual performance targets are met. A “target” level of 160% (155% in 2006) of base salary applies if target annual performance is met. The annual performance targets are established by the Compensation Committee;

•

participation in all long-term equity incentive plans and programs that cover our senior executives, as well as in the welfare benefit plans and arrangements generally made available to our other senior executives;

•

participation in our benefit and “perquisite” programs in effect from time to time for our senior executives, including (i) a $25,000 annual car allowance, and (ii) personal use of our corporate aircraft, but such usage is limited to a maximum of 100 hours per calendar year; and

•	upon a change of control, any unvested stock option, restricted stock and other long-term equity or other long-term incentive awards then held by Mr. Odland become fully (100%) vested.

Termination

Mr. Odland’s employment may be terminated by the Company or by Mr. Odland at any time, subject to the terms and condition of his Employment Agreement. The respective rights and obligations of Mr. Odland and the Company depend upon the party that initiates the termination and the reasons for the termination.

The following table summarizes the termination events (each as defined in Mr. Odland’s Employment Agreement) and the payments Mr. Odland is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”

•      accrued compensation and benefits (including accrued, unused vacation and other benefits); and

•      any earned but unpaid bonus to the extent the executive is employed on the last date of the fiscal year.

2. Termination resulting from death or “disability”

•      accrued compensation and benefits (including accrued, unused vacation and other benefits);

•      a pro rata portion of the target bonus;

•      a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•      full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•      the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

3. Termination without cause or resignation for good reason prior to a change of control

•      accrued compensation and benefits (including accrued, unused vacation and other benefits);

•      a pro rata portion of annual bonus;

•      a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•      a cash severance payment equal to two times the sum of base salary and target bonus;

•      full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•      the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

Termination Event	Payment
4. Termination without cause or resignation for good reason upon or after a change of control

•     accrued compensation and benefits (including accrued, unused vacation and other benefits);

•     a payment of 36 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•     a pro rata portion of the greater of (i) target bonus and (ii) highest annual bonus earned in any of the preceding three completed fiscal years;

•     a cash severance payment equal to two point nine nine (2.99) times the sum of (a) a base salary and (b) the greater of (i) target bonus and (ii) highest annual bonus earned in any of the preceding three completed fiscal years; and

•     the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

If any payments would constitute an excess payment under Internal Revenue Code section 280G and be subject to the excise tax imposed by Internal Revenue Code section 4999 on such excess payments, Mr. Odland is eligible to receive a tax “gross-up” payment of such amount that would leave Mr. Odland in the same tax position as if no such excise tax (including related penalties or interest) was applicable.

Restrictive Covenants

In the Employment Agreement, Mr. Odland has agreed to various restrictive covenants that limit certain post-employment activity. These include a two-year non-competition agreement that bars employment or engaging in any business for any competitor, including office products retailers (other than a business selling office products and supplies as a minor portion of its business). Other restrictions include non-solicitation and non-interference provisions relating to our employees or employees of any subsidiary, as well as non-solicitation provisions relating to customers, suppliers and other business relations. In addition, non-disclosure provisions protect our confidential information and work product. Among other remedies, the Company is entitled to cease making payments under Mr. Odland’s Employment Agreement in the event he violates his post-employment covenants.

Agreements with Patricia McKay, our Chief Financial Officer

Separation Agreement and Non-Competition Agreement with Ms. McKay

Ms. McKay’s employment terminated effective March 1, 2008 (“Termination Date”). We entered into a Separation Agreement, Release of All Claims and Covenant Not to Sue (“Separation Agreement”), which provided for the following severance benefits: (a) $840,000, which equates to 18 months of Ms. McKay’s annual base salary; (b) $19,453.74, which equates to 18 months of the current monthly COBRA premium in excess of applicable active employee co-premiums for the type of coverage she had under the Company’s group health plan as of the Termination Date; and (c) $588,000, which equates to 1.5 times Ms. McKay’s annual bonus at target. In addition, we agreed to pay Ms. McKay $482,484.60. All of Ms. McKay’s vested and exercisable stock options remain exercisable for 18 months following the Termination Date, and all other stock options were forfeited as of such date. Ms. McKay also forfeited any and all unvested restricted stock awards as of the Termination Date.

Employment Offer Letter Agreement with Ms. McKay

During 2007, we were a party to an employment offer letter agreement with Ms. McKay, dated August 25, 2005. Pursuant to the employment offer letter, Ms. McKay was eligible to receive the following:

•	a base salary of $560,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in the Company’s bonus plans and equity plans for senior executive officers;

•	a starting bonus of $150,000; and

•	certain benefits and perquisites.

Ms. McKay’s employment was terminable at will by either Ms. McKay or the Company. Except for cause, or as specified in the letter agreement, if Ms. McKay’s employment was involuntarily terminated by us, then she was eligible to receive:

•	continued base salary for 18 months following the date of termination;

•	reimbursement of COBRA premiums in excess of applicable active employee co-premiums for 18 months following the date of termination;

•

a sum equal to one point five (1.5) times annual bonus at target, payable over an 18-month period (provided no violation of non-compete agreement and in lieu of any other bonus with respect to the year in which the date of termination occurs); and

•	a period of 18 months from date of termination in which to exercise any vested stock options.

Agreements with Carl Rubin, our President, North American Retail Division

We are a party to both an Executive Employment Agreement dated March 1, 2004 and an amended and restated Change of Control Agreement dated February 25, 2008, with Carl “Chuck” Rubin, who was Executive Vice President Merchandising when the Executive Employment Agreement was initially entered into and who was subsequently named President, North American Retail in early 2006. The Executive Employment Agreement has been amended twice, once on June 15, 2004 and a second amendment on January 23, 2006, in connection with Mr. Rubin’s promotion to his current position of President, North American Retail.

Executive Employment Agreement with Mr. Rubin

The term of the Executive Employment Agreement runs until July 22, 2008, which period is extended for successive one-year periods unless either Mr. Rubin or we give at least 6 months prior written notice that the term is not to be extended.

Compensation, Benefits and Perquisites

Under the Executive Employment Agreement, Mr. Rubin is eligible to receive the following:

•

a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee (the agreement sets his salary at $450,000 but this amount was subsequently increased to $625,000 pursuant to the Second Amendment to the Agreement);

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to him; and

•	certain benefits and perquisites.

Termination

Mr. Rubin’s employment may be terminated by us or by Mr. Rubin at any time, subject to the terms and conditions of the Executive Employment Agreement. The respective rights and obligations of Mr. Rubin and the Company depend upon the party that initiates the termination and the reason for the termination.

The following table summarizes the termination events (each as defined in Mr. Rubin’s Executive Employment Agreement) and the payments Mr. Rubin is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”	• accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs).

2. Termination resulting from death or “disability”	• accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs); and • a pro rata portion of the target bonus.

3. Termination without cause or Resignation for good reason

•     accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs);

•     one point five (1.5) times base salary;

•     a pro rata portion of the target bonus;

•     continuation of various insurance benefits (e.g., medical, prescription, disability and life)

•     one point five (1.5) times the target bonus.

Restrictive Covenants

Mr. Rubin’s Executive Employment Agreement subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions.

Change of Control Agreement with Mr. Rubin

The Change of Control Agreement governs the terms and conditions of Mr. Rubin’s employment for a period of one year starting with the date of the change of control (as defined in the agreement). The one-year period may be extended. If we terminate Mr. Rubin’s employment other than for cause, death or disability or if Mr. Rubin resigns for good reason (as such terms are defined in the agreement) following a change of control, Mr. Rubin is eligible to receive:

•	certain accrued compensation, obligations and other benefits (as provided in the agreement);

•	a pro rata portion of the highest annual bonus (as defined in the agreement);

•	two times the sum of annual base salary and highest annual bonus (as defined in the agreement);

•	24 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination; and

•	within 30 days after the termination date, the Company shall purchase for the benefit of the executive a 24-month executive outplacement services package.

Mr. Rubin is eligible to receive a tax “gross-up” payment if any payments would constitute an excess payment under IRC section 4999. However, if Mr. Rubin would not receive a net after-tax benefit of at least

$50,000 (taking into account both income taxes and any excise tax payable on excess payments) as compared to eliminating the gross-up and having a reduction of the change of control payments to the largest amount that would not result in any parachute excise tax, then no gross-up payment would be made and Mr. Rubin’s change of control payments would be so reduced.

Agreements with Charles E. Brown, our President, International Division

We entered into an Executive Employment Agreement, dated October 8, 2001, amended as of July 26, 2005, with Charles E. Brown, President, International. In addition, the Company entered into an amended and restated Change of Control Agreement, dated February 25, 2008, with Mr. Brown.

The term of the Executive Employment Agreement runs for two years commencing as of July 26, 2005. The term of the agreement is extended for successive one-year periods unless either Mr. Brown or the Company gives at least 6 months prior written notice that the term is not to be extended.

Under the Executive Employment Agreement, Mr. Brown is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee;

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to executive at the initial bonus target of 75% of earnings; and

•	certain benefits and perquisites.

The substantive provisions of Mr. Brown’s Executive Employment Agreement otherwise accord substantially with those described above for Mr. Rubin except that in the event of termination by the Company without cause or the resignation of Mr. Brown for good reason, Mr. Brown is not eligible to receive one point five (1.5) times the target bonus.

The substantive provisions of the Change of Control Agreement with Mr. Brown accord with those described above for Mr. Rubin.

Agreements with Daisy Vanderlinde, our Executive Vice President of Human Resources

No formal employment agreement is in effect with our Executive Vice President, Human Resources, Daisy Vanderlinde, pursuant to the policy referred to previously, adopted in mid-2005, under which we no longer enter into employment agreements with officers. However, we are a party to an employment offer letter agreement with Ms. Vanderlinde, dated September 14, 2005 and a Change of Control Agreement, dated February 25, 2008.

Employment Offer Letter Agreement with Ms. Vanderlinde

Ms. Vanderlinde is eligible to receive the following:

•	a base salary of $440,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in our bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Ms. Vanderlinde’s employment is terminable at will by either Ms. Vanderlinde or the Company. Except for cause, or as specified in the letter agreement, if Ms. Vanderlinde’s employment is involuntarily terminated by us, then she is eligible to receive:

•	continued base salary for 18 months following termination;

•	reimbursement of COBRA premiums in excess of applicable active employee co-premiums for 18 months following termination;

•

a sum equal to one point five (1.5) times annual bonus at target, payable over an 18-month period (provided no violation of non-compete agreement and in lieu of any other bonus with respect to the year in which termination occurs); and

•	a period of 18 months from date of termination in which to exercise any vested stock options.

Ms. Vanderlinde’s severance entitlements are conditional upon her execution of a release of claims against Office Depot and its affiliates, and her compliance with a Non-Compete Agreement entered into by Ms. Vanderlinde and us simultaneously with her execution of the employment letter agreement with us.

Change of Control Agreement with Ms. Vanderlinde

The substantive provisions of the Change of Control Agreement with Ms. Vanderlinde accord with those described above for Mr. Rubin except that Mr. Vanderlinde is eligible to receive 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination.

Tabular Information Regarding Potential Payments Upon Termination or a Change of Control

The following tables quantify the potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of December 31, 2007. The terms and conditions of the post employment and change of control provision for each of the NEOs are described in detail above. The quantification of estimated benefits payable to Ms. McKay is also included in these tables as required by applicable SEC Rules since she provided service to us through the full 2007 fiscal year.

Potential Payments Upon Termination or a Change of Control

Steve Odland

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$1,600,000	(2)	$1,600,000	(2)	$—	$—	$—	(3)	$2,220,840	(4)	$—	$—
Benefits
Health Plan Premiums(5)	$35,788		$35,788		$—	$—	$35,788		$53,682		$—	$—
Deferred Compensation Plan Balance(10)	$153,286		$153,286		$—	$—	$—		$—		$—	$—
Long-Term Incentive or Performance Plan
Stock Options(6)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(7)	$1,365,000		$1,365,000		$1,365,000		$1,365,000		$1,365,000		$—	$1,365,000
Cash Severance	$—		$—		$—	$—	$5,200,000	(8)	$9,630,312	(9)	$—	$—

Total for Mr. Odland	$3,154,074		$3,154,074		$1,365,000	$—	$6,600,788		$13,269,834		$—	$1,365,000

(1)	Retirement is generally treated as a voluntary termination for all programs except the Long-Term Equity Incentive Plan, under which all restrictions on restricted stock will lapse.
(2)	Reflects the amount of Mr. Odland’s 2007 annual target bonus based on completion of the fiscal year 2007 as of December 29, 2007
(3)	Reflects Mr. Odland’s 2007 actual annual bonus based on completion of the fiscal year as of December 29, 2007.
(4)	Reflects the portion of Mr. Odland’s highest annual bonus paid during the last three years prior to a change of control. Mr. Odland’s 2006 bonus represents the highest bonus.
(5)	Reflects the value of a payment equal to all future premiums which will be paid to Mr. Odland.
(6)	Reflects the amounts realized upon the exercise of all outstanding unvested options based on the closing price of the Company’s stock on December 28, 2007.

(7)	Reflects the value of all unvested restricted stock based on the closing price on December 28, 2007.
(8)	Reflects a payment equal to two times the sum of base salary and target bonus.
(9)	Reflects a payment equal to 2.99 times the sum of base salary and the highest annual bonus earned in respect of any of the last three completed fiscal years. Mr. Odland’s 2006 bonus represents the highest bonus.
(10)	Reflects vesting of Company matching contributions and the related earnings and dividends under the DCP upon death or disability. If Mr. Odland leaves the Company for reasons other than death or disability he forfeits the unvested Company matching contributions and the related earnings and dividends under the DCP (equal to $153,286).

See “Non-Qualified Deferred Compensation” table for payments under our non-qualified deferred compensation plans.

Patricia McKay

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination (w/o cause) (e)		Termination for All Other Reasons (Voluntary) (g)	Change in Control (h)
Bonus	$—	(2)	$—	(2)	$—	$—	$—		$—	$—
Benefits
Health Plan Premiums(3)	$—		$—		$—	$—	$19,325		$—	$—

Long-Term Incentive or Performance Plan
Stock Options(4)	$—		$—		$—	$—	$—		$—	$—
Restricted Stock(5)	$96,014		$—		$96,014	$—	$—		$—	$96,014
Cash Severance	$—		$—		$—	$—	$1,428,000	(6)	$—	$—

Total for Ms. McKay	$96,014		$—		$96,014	$—	$1,447,325		$—	$96,014

*	The above table reflects benefits Ms. McKay was entitled to receive as of December 29, 2007 in the event of her termination. For a description of the severance benefits she will receive pursuant to her Severance Agreement see page 41 of this Proxy Statement.
(1)	Retirement is generally treated as a voluntary termination for all programs except the Long-term Equity Incentive Plan, under which all restrictions on restricted stock will lapse.
(2)	Reflects Ms. McKay’s actual annual bonus amount based on her completion of the 2007 fiscal year as of December 29, 2007.
(3)	Reflects the value of a lump sum payment equal to all future premiums which will be paid to Ms. McKay.
(4)	Reflects the amount realized upon the exercise of all outstanding unvested options based on the closing price of the Company’s stock on December 28, 2007.
(5)	Reflects the value of all unvested restricted stock based on the closing price on December 28, 2007.
(6)	Equal to eighteen months of base salary plus one and one-half times target bonus payable over 18 months upon involuntary termination without cause.
(7)	As noted previously in “Summary of Executive Agreements and Potential Payments upon Termination or Change of Control,” above, as of December 29, 2007, Ms. McKay does not have a formal employment agreement or a change of control agreement with the Company.

Charles Brown

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (2) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(3)	$468,750	(3)	$—	$—	$—		$676,169	(4)	$—	$676,169	(4)
Benefits
Health Plan Premiums(5)	$—		$—		$—	$—	$27,378		$36,504		$—	$—
Other Premiums(5)	$—		$—		$—	$—	$11,065		$14,753		$—	$—
Outplacement Services(6)	$—		$—		$—	$—	$—		$40,000		$—	$—
Long-Term Incentive or Performance Plan
Stock Options(7)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(8)	$105,433		$—		$105,433	$—	$—		$105,433		$—	$105,433
Cash Severance	$—		$—		$—	$—	$1,406,250	(9)	$2,633,538	(10)	$—	$—

Total for Mr. Brown	$574,183		$468,750		$105,433	$—	$1,444,693		$3,506,397		$—	$781,602

(1)	Retirement is generally treated as a voluntary termination for all programs except the Long-Term Equity Incentive Plan, under which all restrictions on restricted stock will lapse.
(2)	In the event of death or disability upon or after a change in control, all amounts under this column except for those listed under Benefits, will be paid. If terminated for cause upon or after a change in control, Mr. Brown will receive the bonus amount of $676,169 in column (f) plus the amounts in column (d).
(3)	Reflects Mr. Brown’s target annual bonus for the year of termination.
(4)	Reflects an amount equal to Mr. Brown’s highest annual bonus paid during the last three fiscal years prior to a change of control. Mr. Brown’s 2006 bonus is the highest bonus.
(5)	Reflects the value of all future premiums which will be paid to Mr. Brown.
(6)	Reflects the value of a 24 month outplacement services package.
(7)	Reflects the value realized upon the exercise of all outstanding unvested options based on the closing price of the Company’s stock on December 28, 2007.
(8)	Reflects the value of all unvested shares of restricted stock based on the closing price of the Company’s stock on December 28, 2007.
(9)	Reflects a payment equal to eighteen months of base salary plus target bonus.
(10)	Reflects an amount equal to two times Mr. Brown’s annual base salary (including car allowance) for fiscal year 2007 and Mr. Brown’s highest annual bonus earned during the past three years prior to a change of control. Mr. Brown’s 2006 bonus is the highest bonus.

See “Non-Qualified Deferred Compensation” table for payments under our non-qualified deferred compensation plans.

Carl Rubin

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)(2) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(3)	$468,750	(3)	$—	$—	$703,125	(4)	$569,866	(5)	$—	$569,866	(5)
Benefits
Health Plan Premiums(6)	$—		$—		$—	$—	$27,378		$36,504		$—	$—
Other Premiums(6)	$—		$—		$—	$—	$9,951		$13,269		$—	$—
Outplacement(7)	$—		$—		$—	$—	$—		$40,000		$—	$—

Long-Term Incentive or Performance Plan
Stock Options(8)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(9)	$476,986		$—		$476,986	$—	$—		$476,986		$—	$476,986
Cash Severance	$—		$—		$—	$—	$1,406,250	(10)	$2,420,932	(11)	$—	$—

Total for Mr. Rubin	$945,736		$468,750		$476,986	$—	$2,146,704		$3,557,557		$—	$1,046,852

(1)	Retirement is generally treated as a voluntary termination for all programs except the Long-Term Equity Incentive Plan, under which all restrictions on restricted stock will lapse.
(2)	In the event of death or disability upon or after a change in control, all amounts under this column except for those listed under Benefits, will be paid. If terminated for cause upon or after a change in control, Mr. Rubin will receive a bonus amount of $569,866 in column (f) plus the amounts in column (d).
(3)	Reflects Mr. Rubin’s target annual bonus for the year of termination.
(4)	Reflects an amount equal to one and a half times Mr. Rubin’s target annual bonus for the year.
(5)	Reflects an amount equal to Mr. Rubin’s highest annual bonus paid to Mr. Rubin during the last three fiscal years prior to a change of control. Mr. Rubin’s 2006 bonus represents the highest bonus.
(6)	Reflects the value of all future premiums which will be paid to Mr. Rubin.
(7)	Reflects the value of a 24 month outplacement services package.
(8)	Reflects an amount realized upon the exercise of all outstanding unvested options based on the closing price of the Company’s stock on December 28, 2007.
(9)	Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 28, 2007.
(10)	Reflects an amount equal to the sum of eighteen months of base salary and target bonus paid upon termination or resignation prior to a change of control.
(11)	Reflects an amount equal to two times Mr. Rubin’s annual base salary (including car allowance) for 2007 and the highest bonus earned in respect of any of the last three completed fiscal years prior to a change in control. Mr. Rubin’s 2006 bonus is the highest bonus.

Daisy Vanderlinde

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)(2)(11) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (11) (h)
Bonus	$—	(3)	$—	(3)	$—	$—			$443,845	(10)	0	$443,845	(10)
Benefits
Health Plan Premiums(4)	$—		$—		$—	$—	$19,860		$22,979		$—
Outplacement Services(5)	$—		$—		$—	$—	$—		$40,000		$—	$—
Excise Tax and Gross-up(6)	$—		$—		$—	$—	$—		$800,975

Long-Term Incentive or Performance Plan
Stock Options(7)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(8)	$167,690		$—		$167,690	$—	$—		$167,690		$—	$167,690
Cash Severance	$—		$—		$—	$—	$1,122,000	(9)	$1,798,890	(12)	$—	$—

Total for Ms. Vanderlinde	$167,690		$—		$167,690	$—	$1,141,860		$3,274,379		$—	$611,535

(1)	Retirement is generally treated as a voluntary termination for all programs except the Long-term Equity Incentive Plan, under which all restrictions on restricted stock will lapse.
(2)	In the event of death or disability upon or after a change in control all amounts under this column except those listed under Benefits will be paid.
(3)	Reflects Ms. Vanderlinde’s actual 2007 bonus.
(4)	Reflects the value of all future premiums which will be paid to Ms. Vanderlinde.
(5)	Reflects the value of a 24 month outplacement services package.
(6)

Reflects the additional payment (“Gross-up Payment”) that Ms. Vanderlinde would have received under her Change in Control agreement with the Company, had it been in effect on December 29, 2007, to reimburse her for excise tax under section 4999 of the Internal Revenue Code on excess parachute payments received in connection with a change in control, together with income and FICA taxes on the Gross-up Payment. The Gross-up Payment was estimated, in accordance with the regulations under section 280G of the Internal Revenue Code, using the following assumptions: (a) each stock option held by Ms. Vanderlinde was canceled on the date of the change in control in exchange for a cash payment equal to the number of option shares times the excess (if any) of the closing price of the Company’s common stock on December 28, 2007 (i.e., $13.65) over the exercise price per share for the option; and (b) Ms. Vanderlinde will pay tax on additional compensation and excess parachute payments at the following rates:

federal income tax, 35%; state and local income tax, 0%; FICA tax, 1.45% (Medicare only); parachute excise tax, 20%. The Gross-up Payment increases the total excess parachute payments by an equal amount. Note that if Ms. Vanderlinde’s stock options had remained outstanding and exercisable after the change in control, the value of the options characterized as parachute payments, and consequently the amount of the Gross-up Payment, would have been larger.

(7)	Reflects an amount realized upon the exercise of all outstanding unvested options based on the closing price on December 28, 2007.
(8)	Reflects the value of all unvested restricted stock based on the closing price on December 28, 2007.
(9)	Reflects an amount equal to eighteen months of base salary plus one and one half times target bonus payable to Ms. Vanderlinde upon involuntary termination without cause.
(10)	Reflects an amount equal to Ms. Vanderlinde’s highest annual bonus paid during the last three fiscal years prior to a change in control, (including annualized bonuses for fiscal years in which Ms. Vanderlinde was employed for less than twelve months). Ms. Vanderlinde’s 2005 annualized bonus is the highest bonus.
(11)	As noted previously in “Summary of Executive Agreements and Potential Payments upon Termination or Change of Control” above, Ms. Vanderlinde does not have a formal employment agreement or a change of control agreement with the Company. However, effective February 25, 2008. Ms. Vanderlinde and the Company entered into a Change of Control agreement. The information reflected in these columns is in accordance with the terms of that change of control agreement.
(12)	Reflects an amount equal to two times Ms. Vanderlinde’s annual base salary (including car allowance) for fiscal year 2007 and Ms. Vanderlinde’s highest annual bonus, (including annualized bonuses for fiscal years in which Ms. Vanderlinde was employed for less twelve months) earned during the past three years prior to a change in control. Ms. Vanderlinde’s 2005 annualized bonus is the highest bonus.

STOCK OWNERSHIP INFORMATION

Our Largest Shareholders; Ownership by Our Directors and Executive Officers

We have provided a stock ownership table below that contains certain information about shareholders whom we believe are the “beneficial” owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our Directors, NEOs and our Directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock, based solely upon filings made with the Securities and Exchange Commission.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Name of Beneficial Owner (As of December 31, 2007)	Beneficial Ownership(1)	Percent of Class (Less than 1% not shown)(2)
Barclays Global Investors, NA(3)
Fremont Street, San Francisco, CA 94105 USA	19,721,908	7.2%

AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle (as a group)(4)
26, Rue Drouot, 75009 Paris, France	15,159,930	5.6%

Ziff Asset Management L.P. and related entities:
PBK Holdings, Inc.; Philip B. Korsant; and ZBI Equities, LLC(5)
283 Greenwich Avenue, Greenwich, CT 06803	15,806,895	5.8%

Southeastern Asset Management. Inc.(6)
6410 Poplar Avenue, Suite 900, Memphis, TN 38119	14,619,364	5.4%

Board of Directors and NEOs
Lee A. Ault III	140,561
Neil R. Austrian	214,211
David W. Bernauer	63,600
Abelardo E. Bru	38,790
Marsha J. Evans	11,694
David I. Fuente	642,913
Brenda Gaines	91,727
Myra M. Hart	54,518
Scott Hedrick	194,717
Kathleen Mason	6,678
Michael J. Myers	170,961
Steve Odland (Chair and Chief Executive Officer)	3,222,443
Total of Board of Directors	4,852,813
(Our NEOs, Other than our Chair and CEO)
Charles Brown, President International	611,455
Carl Rubin, President North American Retail	427,867
Patricia A. McKay, EVP & Chief Financial Officer(7)	227,586
Daisy L. Vanderlinde, EVP, Human Resources	202,250
Directors and Executive Officers as a Group (22 Persons in Total)	7,279,466	2.7%

(1)	Includes shares of common stock subject to options exercisable within 60 days of March 3, 2008. See table below for detail. Also included are unvested shares of restricted stock, as to which the holder has voting rights.
(2)

Applicable percentage of ownership is based on 273,009,214 shares of common stock outstanding as of March 3, 2008 together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of March 3, 2008 are not deemed outstanding for purposes of computing the percentage of ownership of any other person.

(3)	The information regarding Barclays Global Investors, NA (“Barclays”) is as of December 31, 2007 and was derived from an SEC filing by Barclays. Barclays reported that it serves as bank and/or an investment advisor to investment companies and is therefore deemed to have sole dispositive power over these shares and sole voting power with respect to 16,590,828 shares.
(4)	The information regarding AXA Assurances I.A.R.D. Mutuelle and related entities is as of December 31, 2007 and was derived from an SEC filing by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group (the “Mutuelles AXA”), AXA and AXA Financial, Inc. (collectively, the “AXA Entities”). The Mutuelles AXA, together with their direct and indirect subsidiaries, collectively have sole dispositive power over 15,159,930 shares, sole voting power over 10,349,130 shares and shared voting power over 919,979 shares. AXA has sole voting power over 10,349,130 shares, shared voting power over 919,979 shares, and sole dispositive power over 15,159,930. AXA Financial, Inc. reported that through its subsidiaries, AllianceBernstein and AXA Equitable Life Insurance AllianceBernstein reported that it acts as investment advisor to various unaffiliated third-party client accounts that hold sole dispositive power over 15,155,167 shares, sole voting power over 10,344,367 shares and shared voting power over 919,979 shares.
(5)	The information regarding Ziff Asset Management LP and its affiliates is reported as of December 31, 2007 and was derived from an SEC filing by Ziff Asset Management L.P. (“ZAM”), PBK Holdings, Inc. (“PBK”), Philip B. Korsant and ZBI Equities, LLC ( “ZBI”), partnerships of which PBK is the general partner, including ZAM, are the owners of record. Each of PBK, Philip B Korsant and ZBI may be deemed to beneficially own the shares reported herein as a result of the direct or indirect power to vote or dispose of such shares. ZAM reported shared voting power over 15,806,895 shares and shared dispositive power over 15,806,895. PBK, Philip B. Korsant and ZBI reported shared voting power over 17,563,216 shares and shared dispositive power over 17,563,216 shares.
(6)	The information regarding Southeastern Asset Management, Inc. (“Southeastern Asset Management”) is as of December 31, 2007 and was derived from an SEC filing by Southeastern Asset Management. Southeastern Asset Management reported that it has sole voting Power through a discretionary account for 1,465,227 shares, no vote over 172,778 shares, sole dispositive power through a discretionary account for 1,638,005 and shared voting and dispositive powers over 12,981,359 shares.
(7)	Ms. McKay’s employment terminated effective March 1, 2008.

Options Exercisable within 60 Days of Record Date

The number of options that are or will be exercisable within 60 days of March 3, 2008 for each person named in the table above and for our Executive Officers and Directors as a group is as follows:

Lee A. Ault III	78,357	Neil R. Austrian	74,157
David W. Bernauer	50,875	Abelardo E. Bru	25,857
Marsha J. Evans	0	David I. Fuente	621,692
Brenda Gaines	75,877	Myra M. Hart	38,991
Scott Hedrick	98,363	Kathleen Mason	0
Michael J. Myers	114,625	Steve Odland	2,590,323
Charles E. Brown	516,226	Patricia A. McKay	203,044
Carl Rubin	312,479	Daisy L. Vanderlinde	180,923

All Executive Officers and Directors as a Group (22 Persons)	5,560,144

* * *

Item 2: Approval of the 2008 Office Depot, Inc. Bonus Plan for Executive Management Employees

Overview and Purpose of the New Plan

Our Office Depot, Inc. Bonus Plan for Executive Management Employees expired in 2007. On February 19, 2008, upon recommendation of the Compensation Committee of our Board of Directors, our Board of Directors adopted, subject to shareholder approval, a new 2008 Office Depot, Inc. Bonus Plan for Executive Management Employees (the “New Plan”). The New Plan was adopted in order to continue our incentive programs after the expiration of the previous bonus plan. The New Plan will provide one important component of compensation for our executive officers. Our Compensation Committee believes that the New Plan is a critical part of our overall compensation and is necessary for the purpose of attracting, retaining and rewarding the best available persons for positions of substantial responsibility in our Company.

Why Do We Need a Bonus Plan for Executive Management

Our compensation program includes annual cash incentive awards to attract, retain and motivate key employees. The Compensation Committee believes it is important that these annual incentive awards be performance-based and fully tax deductible. Set forth below is a summary of the principal features of the New Plan. This summary is qualified in its entirety by reference to the terms of the New Plan, a copy of which is included in this proxy statement as Appendix A.

Part of the “at risk” compensation for our executives and other bonus plan participants is the possible receipt of a bonus, expressed as a percentage of the base salary of the participant. The terms and conditions under which a bonus may be earned or awarded to a participant are embodied in our New Plan. Under Section 162(m) of the Internal Revenue Code (“Code”), a bonus payment is deductible to our Company only if:

(a)	The recipient’s total compensation does not exceed $1 million (the portion up to $1 million being deductible, while the portion above that amount is non-deductible); or

(b)	The bonus payment is made pursuant to a bonus plan which is performance-based and which has been approved by our shareholders.

We are requesting that our shareholders approve the New Plan that will serve as the guideline for our Board’s Compensation Committee in establishing bonus goals for the future for our executive management team. As reflected in our Compensation Discussion and Analysis and elsewhere in this Proxy Statement, it is our intention that elements of “at risk” compensation, including bonuses paid under the New Plan, be eligible for deduction under Code Section 162(m).

Description of the New Plan

Introduction

Section 162(m) in most cases only permits publicly-held companies to realize tax deductions for compensation of more than $1 million paid in any year to the chief executive officer or any of the other four most highly paid executive officers (“Covered Employees”) if such payments constitute “performance-based compensation”. One requirement for compensation to be performance-based under Section 162(m) is that we obtain stockholder approval of the material terms of the performance goals that apply to such compensation. Material terms include (1) the description of eligible participants, (2) the business performance measures on which Section 162(m) goals may be based, and (3) the maximum amount payable to an individual participant for a year upon attainment of a Section 162(m) goal. If stockholders fail to approve the New Plan at the meeting, no awards will be made under the New Plan. The Compensation Committee retains the authority to develop and implement alternate means of fairly compensating Covered Employees.

Overview of New Plan Awards

The New Plan provides annual award opportunities for our key employees. The New Plan provides for awards that are intended to comply with Section 162(m)’s performance-based compensation exception (“162(m) Bonuses”). If approved by stockholders, the first awards under the New Plan will be made in 2009 based on 2008 fiscal year performance.

Administration

The New Plan will be administered by the Compensation Committee, which is composed entirely of non-employee directors who meet the criteria to be “outside directors” under Section 162(m) and “independent directors” under the rules of the SEC and the NYSE. The Compensation Committee’s powers include the authority, within the limitations set forth in the New Plan, to select the persons to be granted awards, to construe and interpret the New Plan, and to make reasonable rules and regulations for the administration of the New Plan.

Eligibility to Receive Awards

The Compensation Committee will select our employees who will be eligible to receive awards under the New Plan. The Compensation Committee may select for eligibility employees who are executive officers and employees who could become executive officers by the end of our fiscal year. The number of eligible employees is neither fixed nor predetermined. Accordingly, it is not possible to anticipate the exact number of individuals who will be eligible for grants under the New Plan. However, for the 2008 fiscal year, there are approximately 8 executive officers who are eligible for bonuses under the New Plan.

Annual Incentive Award Details

In general, it is expected that the Compensation Committee will grant 162(m) Bonuses to the most senior executives to the extent necessary to permit their annual incentives to be fully tax deductible.

162(m) Bonuses. For 162(m) Bonuses, the Compensation Committee will establish in writing, during the first 90 days of our fiscal year, one or more specified performance goals for the year and the maximum amount payable to any individual participant upon achievement of such performance goals. Under Section 162(m), goals established for 162(m) Bonuses must be substantially uncertain of attainment at the time they are established. The Compensation Committee may also establish lower amounts payable for lower levels of achievement of the specified performance goals for the year. No 162(m) Bonus will be paid for a year if the minimum performance goal for that year is not met. The maximum dollar amount that may be paid to an individual participant under a 162(m) Bonus for a single calendar year is $5,000,000.

The goals to be used for purposes of 162(m) Bonuses may be set by the Compensation Committee using one or more of the following business performance measures: earnings before income taxes (EBIT); earnings before income taxes, depreciation and amortization (EBITDA); operating cash flow; gross margin; market value added; revenue growth; return on investment (ROI); return on net assets (RONA); return on invested capital (ROIC); total stockholder return; profit; economic profit; capitalized economic profit; net operating profit after tax (NOPAT); pre-tax profit; cash flow measures (e.g., free cash flow; free cash flow per share); earnings; earnings per share (EPS); consolidated pre-tax earnings; net earnings; operating income; economic value added; revenue; net income; operating profit; operating margin; total return to stockholders; debt/capital ratio; return on total capital; return on equity or assets; cost control; the Company’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Compensation Committee); strategic milestones, or goals related to acquisitions or divestitures; capital expenditures; price/earnings growth ratio; sales; comparable store sales, sales per square foot, inventory turnover; and book value per share.

The performance goals for may be measured individually, alternatively or in any combination, and they may be established based on Company-wide objectives or objectives that are related to a specific division, subsidiary, business unit, Employer (as defined in the New Plan), department, region, or function in which the participant is employed. A performance goal may be measured in terms of attaining a specified level of the performance objective or the attainment of a percentage increase or decrease in the particular objective, and may involve comparisons with respect to Company-wide historical results or historical results that are related to a specific division, subsidiary, business unit, Employer, department, region or function in which the participant is employed. A performance goal may be made relative to the performance of a market index, a peer group of other corporations or a combination thereof. If more than one individual performance goal is specified by the Compensation Committee in defining a performance goal, the Compensation Committee shall also specify, in writing, whether one, all or some other number of such goals must be attained in order for the performance goal to be met. The Compensation Committee may adjust the goals, or provide for the manner in which performance will be measured against the goals, to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events, provided such awards would not be adversely affected under Section 162(m). Within 60 days following the end of the relevant fiscal year, the Compensation Committee must determine and certify in writing whether the specified performance goals were satisfied for such year.

Notwithstanding attainment of an established goal, the Compensation Committee has the discretion to reduce, but not increase, some or all of a 162(m) Bonus that would otherwise be paid.

Change in Control

The New Plan provides that if there is a change in control, as defined in the New Plan, during any measurement period, then executives will receive payment of (i) pro-rated target awards, or (ii) if greater and the change in control occurs during the last three months of the measurement period, the projected payout determined on the effective date of the change in control. This payment would be made within 60 days after the date of the change in control.

Amendment and Termination

The Compensation Committee may amend, suspend or terminate the New Plan in whole or in part at any time. However, without stockholder approval, no amendment to the New Plan may change (1) the class of participants who are eligible for 162(m) Bonuses, (2) the business performance measures that may be used with 162(m) Bonuses, or (3) the dollar limit on the 162(m) Bonus that may be paid to an individual participant for any one year.

Federal Tax Consequences

Under the Code, a grant of an award under the New Plan would have no federal income tax consequences. The payment of the award would be taxable to a participant as ordinary income in the year paid. The payment of an award, however, may be deferred by the participant if such deferral is permitted under a deferral plan or arrangement approved by us. We intend for all payments under the New Plan to be exempt from the rules for deferred compensation that are set forth in Section 409A of the Code or for these payments to comply with its requirements. Amounts taxable to participants under the New Plan would be deductible by us as compensation.

Bonus Plan Information

The following table indicates the benefit amounts that may be received by or allocated to each of the executive officers listed below.

Named Executive Officers	Comp Rate	Bonus Target	$ Value of 2008 Bonus Payout at Target
Steve Odland—CEO	$1,000,000	160%	$1,600,000
Charles E. Brown—President, International	$625,000	75%	$468,750
Carl Rubin—President, North American Retail	$625,000	75%	$468,750
Daisy Vanderline—EVP, Human Resources	$440,000	70%	$308,000

(1)	Ms. McKay’s employment terminated effective March 1, 2008.

Voting Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Office Depot common stock present in person or represented by proxy at our Annual Meeting is required for approval of the New Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

Your Board of Directors Recommends a Vote FOR Item Number 2 on your Proxy Card, Approving Our 2008 Office Depot, Inc. Bonus Plan for Executive Management Employees

Item 3: Ratifying Our Audit Committee’s Appointment of

Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

Information About Our Independent Registered Public Accounting Firm

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“SOA”), the Audit Committee of our Board of Directors appointed the certified public accounting firm of Deloitte & Touche LLP (“Deloitte”) our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ended December 29, 2007 and to issue an opinion on management’s report on internal control over financial reporting. Deloitte has audited our consolidated financial statements each year since 1990. Representatives of Deloitte will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders. Our Audit Committee also has appointed Deloitte as our independent registered public accounting firm for 2008.

Although our Audit Committee already has appointed Deloitte as our independent registered public accounting firm for 2008 and the vote of our shareholders is not required for this action under Delaware law or the SOA, we request that the shareholders nevertheless ratify this appointment.

Audit & Other Fees

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our annual financial statements as set forth in our Annual Report on Form 10-K for the fiscal years ended December 30, 2006 and December 29, 2007, (ii) the review of our quarterly financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2006 and 2007, (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and (iv) for 2006 only, the attestation of management’s report on the effectiveness of internal control over financial reporting, as well as fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth below.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2006	Fiscal 2007
Audit Fees	$5,947,467	$5,411,900
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	$—	$1,449,402
Tax Compliance Fees	$35,443	$270,645
Tax Planning Fees	$61,913	$22,216
All Other Fees	$—	$65,000
Total Fees	$6,044,823	$7,219,163
Ratio of Audit Fees, Audit Related Fees and Tax Compliance Fees To Total Fees paid to our Independent Registered Public Accounting Firm in the years indicated	99.0%—Audit, Audit-Related and Tax Compliance Fees 1.0%— all other fees (including tax planning fees)	98.8% Audit, Audit-Related and Tax Compliance Fees 1.2%—all other fees (including tax planning fees)

Audit Fees—Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 29, 2007; and December 30, 2006; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; statutory audit filings; and SEC registration statements.

Audit Related Fees—Consists primarily of fees for acquisition-related due diligence, investigation and restatement activities.

Tax Compliance Fees and Tax Planning Fees – Consists primarily of fees for local country tax compliance efforts in our International Division.

All Other Fees—Consist of fees for all other services not included above, principally including support and advisory services related to the Company’s shared service center in Europe. In 2007, all work performed by Deloitte was approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approved all non-audit related work performed by Deloitte in advance of the commencement of such work. Our Audit Committee has delegated to the Chair of the Committee the right to approve such non-audit related assignments between meetings of the Committee, and the Chair then reports on all such approvals and seeks ratification at the next meeting of the Committee.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte to provide any professional services in connection with (i) operating or supervising the operation of our information system or managing our local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

Independence

The Audit Committee of our Board of Directors has determined that the non-audit services rendered by our independent registered public accounting firm during our most recent fiscal year are compatible with maintaining their independence.

Your Audit Committee of the Board of Directors Recommends a Vote FOR Item 3 on Your

Proxy Card:

Ratification of Our Audit Committee’s Appointment of Deloitte & Touche LLP as our

Independent Registered Public Accounting Firm

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Office Depot Board of Directors (the “Committee”) is comprised of four Independent Directors. The responsibilities of the Committee are set forth in its written charter (the “Charter”), which has been adopted by our Board of Directors. A copy of the Charter may be obtained from our Company in the manner described elsewhere in this Proxy Statement.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOA”), our Committee has certain other duties, which include the engagement of our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), pre-approval of both audit and non-audit work in advance of Deloitte’s commencing such work and other obligations as imposed by SOA. Pursuant to applicable provisions of SOA, we have delegated to the Chair the authority to pre-approve engagements of Deloitte between meetings of our Committee, provided that she reports to us at each meeting on pre-approvals since the date of our last Committee meeting. Our Board of Directors has determined that the following members of our Audit Committee are “audit committee financial experts” under the regulations of the Securities and Exchange Commission promulgated pursuant to authority granted to it under SOA: Ms. Gaines, Ms. Mason and Mr. Myers. These persons’ qualifications are detailed in their biographical information set forth earlier in this Proxy Statement. In addition, in accordance with listing standards of the New York Stock Exchange, our Board of Directors has determined that each member of our Audit Committee is financially literate as required by such listing standards.

During fiscal year 2007, this Committee met sixteen (16) times, including six (6) meetings to discuss quarterly or annual earnings press releases in advance of release by the Company. The Company’s senior financial management, independent registered public accounting firm and internal auditors were in attendance at all such meetings. At each such meeting, this Committee conducted a private session with the management of our Internal Audit Department as well as the Company’s independent registered public accounting firm, without the presence of management. In addition, our Audit Committee conducted private sessions at various meetings during 2007 with our Chief Executive Officer, Chief Financial Officer, Controller and General Counsel. In addition, our Audit Committee received summaries of the Company’s Disclosure Committee meetings. The Disclosure Committee reviews the Company’s disclosures and ensures that effective controls and procedures are in place related thereto.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with generally accepted auditing standards.

We have reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended December 29, 2007, included in the Company’s 2007 Annual Report on Form 10-K.

Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 114 (“SAS 114”—The Auditor’s Communication with those Charged with Governance). SAS 114 requires our independent registered public accounting firm, to provide us with additional information regarding the scope, timing and results of their audit of the Company’s financial statements, including: (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management; (vi) any difficulties encountered in performing the audit; and (vii) representations the auditor is requesting from management.

We have obtained a letter from Deloitte that provides the disclosures required by Independence Standards Board of Directors Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Deloitte and the Company that in their professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with our independent registered public accounting firm, our internal auditors and senior management of the Company, we have recommended to our Board of Directors that the financial statements prepared by the Company’s management and audited by its independent registered public accounting firm, be included in the Company’s 2007 Annual Report on Form 10-K, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has appointed Deloitte as the Company’s independent registered public accounting firm for 2008.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management, internal auditors and independent registered public accounting firm. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm, with respect to such financial statements.

Presented by the members of the Audit Committee as of Fiscal Year Ended 2007:

Brenda J. Gaines (Chair)

Myra M. Hart

Kathleen Mason

Michael J. Myers

* * *

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and persons who own more than 10% of Office Depot’s common stock to file reports of their holdings and transactions of Office Depot common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records, we believe that each of our officers and Directors reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2007.

COPIES OF FORM 10-K AVAILABLE

We filed our Annual Report on Form 10-K for the year ended December 29, 2007 with the Securities and Exchange Commission on February 26, 2008. The Annual Report on Form 10-K, including all exhibits, can be found on the Company’s website: www.officedepot.com and can be downloaded free of charge. We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended December 29, 2007, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our corporate offices, 2200 Old Germantown Road, Delray Beach, FL 33445.

2009 SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2009 Annual Meeting of Shareholders and to be included in our Proxy Statement for that meeting must be received by the Secretary at our corporate offices, 2200 Old Germantown Road, Delray Beach, FL 33445, Attn: Office of the General Counsel, on or before 5:00 p.m. (Eastern Standard Time) on November 14, 2008. Shareholder proposals must comply with Securities and Exchange Commission requirements in Proxy Rule 14a-8. If a shareholder desires to bring business before the Annual Meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business, as prescribed in the Company’s Bylaws, must be received by the Company at its principal office on or before November 14, 2008. If the Company does not receive timely notice, such business will be excluded from consideration at the meeting.

OTHER MATTERS

It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of our Board of Directors.

APPENDIX A

2008 OFFICE DEPOT, INC.

BONUS PLAN FOR EXECUTIVE MANAGEMENT EMPLOYEES

Section 1

PURPOSE AND EFFECTIVE DATE

The purpose of the Plan is to provide annual incentive compensation to Eligible Employees of Office Depot, Inc. who make substantial contributions to the success of the business, to provide a means for Eligible Employees to participate in this success, and to assist in attracting and retaining the highest quality individuals to key positions. The Plan shall apply to annual incentives paid with respect to the Measurement Period that begins December 30, 2007.

Section 2

DEFINITIONS

The following terms, when written in this Plan with initial capital letters, shall have the respective meanings set forth below (unless the context indicates otherwise).

(a) “BOARD” means the Board of Directors of the Company.

(b) “CAUSE” means the occurrence of one of the following events: (i) the Eligible Employee’s conviction of (or nolo contendere plea to) a felony or any crime or offense lesser than a felony involving the property of the Employer Group or any subsidiary or affiliate; or (ii) Conduct by the Eligible Employee that has caused demonstrable and serious injury to the Employer Group or any subsidiary or affiliate, monetary or otherwise; or (iii) the Eligible Employee’s willful refusal to perform, or substantial disregard of, duties properly assigned to him or her, as determined by the Company; or (iv) conduct by the Eligible Employee that constitutes gross neglect of duties; or (v) the Eligible Employee’s failure to cooperate with or participate in (upon request by the person to whom the Eligible Employee reports) any governmental investigation of the Employer Group or any subsidiary or affiliate.

(c) “CODE” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended from time to time. (All citations to Sections of the Code are to such Sections as they are currently designated and any reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.).

(d) “COMMITTEE” means the Compensation Committee of the Company’s Board, as the same from time to time may be constituted or, with respect to Awards granted to the Company’s Chief Executive Officer, any other committee of the Company’s Board which is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) (or which satisfies any similar successor requirement of Code Section 162(m)).

(e) “COMPANY” means Office Depot, Inc. and its successors and assigns.

(f) “DISABILITY” means being disabled as defined in the Employer’s broad-based group long-term disability plan, or if the Employer does not maintain such a plan, as defined in Code Section 409A(a)(2)(C).

(g) “ELIGIBLE EMPLOYEE” means any Employee whom the Committee designates as eligible for an Award under Section 3.

(h) “EMPLOYEE” means any individual who is an executive officer of the Employer Group at the time the relevant Award is granted or whom the Committee determines could become an executive officer of the Employer Group by the end of the Measurement Period to which the relevant Award pertains.

(i) “EMPLOYER” means the member of the Employer Group by whom the Eligible Employee is employed at the time in question.

(j) “EMPLOYER GROUP” means the Company and those affiliates that participate in the Plan.

(k) “MEASUREMENT PERIOD” means the Company’s fiscal year or such other period, which is determined by the Committee at the time the Performance Target is established, as the period over which performance shall be measured against such Performance Target.

(l) “NEGATIVE DISCRETION” means the absolute and unrestricted discretion that the Committee may exercise to reduce (but not increase) the amount of the Award that otherwise would be payable in connection with the attainment of the Performance Target. It is expressly permissible to reduce the amount otherwise payable to zero.

(m) “PERFORMANCE TARGET” means one or more specified performance goals that are used in determining (i) whether to make an Award to an Eligible Employee, and (ii) the amount of any such Award. The Performance Target that is intended to permit the Award to satisfy the performance-based exception to the deductibility limitation of Code Section 162(m) shall be stated as levels of, or growth or changes in, one or more of the following performance criteria: earnings before income taxes (EBIT); earnings before income taxes, depreciation and amortization (EBITDA); operating cash flow; gross margin; market value added; revenue growth; return on investment (ROI); return on net assets (RONA); return on invested capital (ROIC); total stockholder return; profit; economic profit; capitalized economic profit; net operating profit after tax (NOPAT); pre-tax profit; cash flow measures (e.g., free cash flow; free cash flow per share); earnings; earnings per share (EPS); consolidated pre-tax earnings; net earnings; operating income; economic value added; revenue; net income; operating profit; operating margin; total return to stockholders; debt/capital ratio; return on total capital; return on equity or assets; cost control; the Company’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee); strategic milestones, or goals related to acquisitions or divestitures; capital expenditures; price/earnings growth ratio; sales; comparable store sales, sales per square foot, inventory turnover; and book value per share. When selecting targets to guide the exercise of Negative Discretion with respect to a Qualified Performance-Based Award, the Committee may establish a Performance Target that is based on categories of performance that are different than those set forth above.

If the Committee makes the opportunity to receive an Award subject to a particular Performance Target, the Committee shall adopt or confirm a written definition of that Performance Target at the time the Performance Target is established. The Performance Target for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, business unit, Employer, department, region, or function in which the Eligible Employee is employed. A Performance Target may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage increase or decrease in the particular objective, and may involve comparisons with respect to Company-wide historical results or historical results that are related to a specific division, subsidiary, business unit, Employer, department, region or function in which the Eligible Employee is employed. A Performance Target may be made relative to the performance of a market index, a peer group of other corporations or a combination thereof. If more than one individual performance goal is specified by the Committee in defining a Performance Target, the Committee shall also specify, in writing, whether one, all or some other number of such goals must be attained in order for the Performance Target to be met.

If applicable tax laws change to permit Committee discretion to alter the governing Performance Target without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(n) “PLAN” means this Office Depot, Inc. Bonus Plan for Executive Management Employees, as it may be amended from time to time.

(o) “QUALIFIED PERFORMANCE-BASED AWARD” or “AWARD” means a cash payment to an Eligible Employee that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). At the time Award opportunities and Performance Targets are established for a

Measurement Period, the Committee shall designate in writing any Award opportunity that is intended to allow an Eligible Employee to receive (upon satisfaction of the Performance Target and subject to Negative Discretion) a Qualified Performance-Based Award. Any such designation is irrevocable.

(p) “RETIREMENT” means termination of employment with the Employer Group other than for Cause after completing five (5) years of continuous service and reaching age 60.

Section 3

ELIGIBILITY

The Committee shall determine, from time to time, those Employees who are eligible to be granted Awards for a Measurement Period pursuant to Section 5 below, thereby causing them to become Eligible Employees. Whether an Employee is selected for Eligible Employee status is separately decided for each Measurement Period. Accordingly, an Employee who is an Eligible Employee for one Measurement Period may be excluded from Eligible Employee status with respect to any other Measurement Period.

Section 4

ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Committee. Each member of the Committee shall be both a member of the Board and shall satisfy the “outside director” (or any similar successor requirements) of Code Section 162(m). The Committee shall have full power, discretion and authority to (i) construe and interpret the Plan (including any part thereof and the terms employed in the Plan), and (ii) make (and rescind) such reasonable rules and regulations for the administration of the Plan as it deems advisable. Any determination by the Committee in administering, interpreting or construing the Plan in accordance with this Section shall be final, conclusive and binding upon all persons for all purposes. The Committee may delegate its responsibilities under the Plan to such individuals, including members of management, as the Committee may appoint, provided that no delegation shall be made with respect to an opportunity to receive a Qualified Performance-Based Award to the extent it would cause such Award to fail to qualify under Code Section 162(m).

(b) The Committee’s decisions and determinations under the Plan, and with respect to any Award opportunity or Award, need not be uniform and may be made selectively among Award opportunities, Awards or Eligible Employees, whether or not such opportunities or Awards are similar or whether the Eligible Employees are similarly situated.

(c) The Committee may employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

(d) No member or former member of management, the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of management, the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly provided by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the members or former member may have as directors or under the by-laws of the Company or otherwise.

Section 5

GRANT AND PAYMENT OF CASH AWARD

(a) An individual who is an Eligible Employee for a Measurement Period shall be assigned an Award opportunity that makes it possible for the Eligible Employee to receive, upon attainment of any applicable Performance Target and subject to Negative Discretion, a cash incentive Award for that Measurement Period. The Committee may establish different Award opportunities for different Eligible Employees or groups of Eligible Employees.

(b) The maximum dollar amount of compensation that may be paid to an individual Eligible Employee in respect of Qualified Performance-Based Awards for a single calendar year shall be $5 million.

(c) If the Committee assigns an Eligible Employee an opportunity to receive a Qualified Performance-Based Award, the Committee shall establish the maximum dollar amount of compensation payable under the Award for attainment of the Performance Target. The Committee may also establish lower dollar amounts of compensation payable for lower levels of achievement with respect to the Performance Target. However, if none of the thresholds under the Performance Target established to ensure Code Section 162(m) compliance are attained, no compensation may be paid pursuant to the Award. The Performance Target that is established to ensure Code Section 162(m) compliance shall be established in writing by the Committee within the first 90 days of the Measurement Period. Notwithstanding the prior sentence, in the event that a Measurement Period (or an Eligible Employee’s service during a Measurement Period) is expected to be less than 12 months, the Performance Target that is established to ensure Code Section 162(m) compliance shall be established in writing by the Committee on or before the date when 25% of the Measurement Period (or an Eligible Employee’s service during the Measurement Period), as each is scheduled in good faith at the time the goal is established, has elapsed. In addition to specifying the Performance Target that is intended to ensure Code Section 162(m) compliance, the Committee may specify a Performance Target, or such other conditions and criteria as it chooses, to guide the exercise of its Negative Discretion and thereby determine the final amount payable to the Eligible Employee for a Measurement Period.

(d) Within 60 days following the end of each Measurement Period the Committee shall determine whether the Performance Target for such Measurement Period has been satisfied. No Award may be granted until the Committee has made a final written certification that the Performance Target established to ensure Code Section 162(m) compliance has been satisfied. This may be accomplished through approved minutes of the Committee meeting (or by some other form of written certification). In addition, prior to granting an Award, the Committee shall complete the exercise of its Negative Discretion (or it shall decide not to apply Negative Discretion). In this regard, the Committee shall determine whether any Performance Target (or other conditions or criteria) specified to guide the exercise of its Negative Discretion were satisfied, and thereby make a final determination with respect to an Award opportunity. Thereafter, any compensation payable in respect of Awards shall be paid to Eligible Employees as soon as reasonably practicable, but payment shall be due by the fifteenth day of the third month that begins after the month containing the end of the Measurement Period; provided, however, that the Committee may permit the deferral of such compensation under a deferred compensation plan of the Employer. Except as expressly provided below, an opportunity to receive an Award (and any Award actually granted but not yet paid) shall be forfeited if the Eligible Employee terminates employment prior to the date the Award is paid.

(e) In determining whether any Performance Target has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the Company, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any Performance Target for a year as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax laws or accounting procedures, mergers and acquisitions and any other factors as the Committee may determine (including adjustments that would result in the Company’s payment of non-deductible compensation). Such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time Performance Targets are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Target has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award. To the extent that a Performance Target is based on an increase in the stock price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such Performance Target as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Eligible Employees. This shall apply only to the extent the Committee determines it will not adversely affect the Award’s status as a Qualified Performance-Based Award.

(f) The Committee may establish rules and procedures for cases where employment begins after the start of a Measurement Period, or ends before payment of an Award, to the extent they are consistent with the following:

(i) If, before Awards are actually paid for a Measurement Period, an Eligible Employee terminates employment with the Company for reasons other than death, Disability or Retirement, any Award opportunity assigned to the Eligible Employee for the Measurement Period shall be cancelled and any Award granted to the Eligible Employee in respect of that Measurement Period shall be forfeited, provided that the Committee may specify as part of a severance arrangement that an Eligible Employee’s Award shall be prorated based on the number of months the Eligible Employee was an Employee or Eligible Employee (as specified by the Committee) during the Measurement Period compared to the total number of months in the Measurement Period. However, a severance arrangement may not provide a right to a Qualified Performance-Based Award prior to (or without regard to) certification of the Performance Target.

(ii) In the case of an Eligible Employee who is hired by an Employer after the beginning of a Measurement Period, the Committee may in its discretion designate such newly hired Eligible Employee as an Eligible Employee for that Measurement Period, provided that the Committee may specify that such newly hired Eligible Employee’s Award shall be prorated based on the number of months the Eligible Employee was an Employee or Eligible Employee (as specified by the Committee) during the Measurement Period compared to the total number of months in the Measurement Period. A newly hired Eligible Employee may only be granted a Qualified Performance-Based Award to the extent the Eligible Employee’s period of service during the Measurement Period would not cause the Performance Target for such Award to be established later than permitted by Section 5(c).

(iii) An Eligible Employee whose employment terminates during a Measurement Period because of death, Disability or Retirement may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for consideration for a full or prorated Award based on the number of full months the Eligible Employee participated in the Plan during the Measurement Period. In the Committee’s discretion, a full or prorated Award based on the number of full months the Eligible Employee participated in the Plan during the Measurement Period may be paid under the provisions of this paragraph (iii) prior to when the Performance Target is certified (or without regard to whether it is certified), provided that an opportunity to receive a Qualified Performance-Based Award may result in payment of the Award prior to or without certification of the Performance Target only in connection with death or Disability (and not in connection with Retirement).

(iv) An Eligible Employee who is promoted, transferred or otherwise changes positions and who becomes or ceases to be an Eligible Employee during the Measurement Period may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for a prorated Award based on the number of full months the individual was an Eligible Employee during the Measurement Period compared to the total number of months in the Measurement Period. If the individual is an Eligible Employee for the entire Measurement Period but has a promotion, demotion, or other job change, the Eligible

Employee’s Award will be prorated based on the number of months, salary and target award worked in each position. Notwithstanding the foregoing, a promotion or job change cannot (A) increase the amount payable under a Qualified Performance-Based Award as a result of satisfying the Performance Target that is intended to satisfy Code Section 162(m), or (B) cause the Performance Target for a Qualified Performance-Based Award to be established after the time required by Section 5(c).

(v) An Eligible Employee who is on a leave of absence for more than 90 days (consecutive or not) during the Measurement Period may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for a prorated Award based on the number of full months (rounded to the nearest whole number) worked during the Performance Period pursuant to such rules as the Committee may establish. This may not result in payment prior to certification of (or without regard to) achievement of the Performance Target that is intended to satisfy Code Section 162(m).

(g) Nothing contained in this Section 5 or elsewhere in this Plan shall eliminate, impair or otherwise affect the right of the Employer to terminate or change the employment of any Eligible Employee at any time, and a person’s eligibility for an Award shall not be deemed to, and shall not, result in any agreement, expressed or implied, by the Employer to retain the person eligible in any specific position or in its employ for the duration of the Measurement Period applicable to such Award opportunity (or until the payment date of an Award, even if an Award is granted).

Section 6

CHANGE IN CONTROL OF THE COMPANY

(a) If there is a “Change in Control” of the Company, as hereinafter defined, during any Measurement Period, then, notwithstanding any other provision of this Plan to the contrary, any Eligible Employee holding any Award opportunity shall be irrevocably entitled to receive an amount in cash which is equal to (1) the target award prorated based on the number of months completed in the Measurement Period as of the date of the change in control compared to the total number of months in the Measurement Period, or (2) if greater and if the change in control occurs during the last three months of the Measurement Period, the projected payout determined on the effective date of the change in control. Such payment will be made within 60 days following the change in control of the Company.

(b) For purposes of this Section 6, a “Change in Control” of the Company shall be deemed to have occurred upon the occurrence of any of the following events with respect to the Company:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (such 20% ownership shall be referred to as the “Threshold Amount”); provided, however, that for purposes of this subsection (a), if the Threshold Amount is reached by reason of the following events, a Change in Control will not be triggered: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company of the Company’s outstanding common stock, or (ii) any acquisition by any person pursuant to a transaction which complies with each and all of clauses (i), (ii) and (iii) of subsection (c) of this Section 2. For the sake of clarity, if the Threshold Amount is reached by reason of the Company repurchasing its own outstanding common stock, a Change in Control will be triggered; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 7

MISCELLANEOUS

(a) Neither an Award nor any other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

(b) The Plan shall at all times be an unfunded payroll practice and no provision shall at any time be made with respect to segregating assets of the Company for payment of any Award. No Eligible Employee or any other person shall have any interest in any particular assets of the Company by reason of the right to receive an Award under the Plan and any such Eligible Employee or any other person shall have only the rights of a general unsecured creditor of the Company.

(c) The amount of applicable Federal, State, or local withholding taxes of any kind required by law to be withheld by the Company shall be withheld from the Award.

(d) The Performance Targets and Awards under the Plan will be administered in a manner to qualify payments of Qualified Performance-Based Awards under the performance-based exception of Code Section 162(m).

(e) The Company intends for all payments under this Plan to be either exempt from Code Section 409A (“Section 409A”), or to comply with its requirements. Accordingly, to the extent applicable, this Plan shall at all times be operated in accordance with the requirements of Section 409A, and the regulations and rulings thereunder, including any transition rules. The Company shall take action, or refrain from taking any action, with respect to the payments and benefits under this Plan that is reasonably necessary to comply with Section 409A. To the extent necessary to avoid the imposition of an additional tax under Section 409A, the payment of any deferred compensation payable or deliverable under this Plan to an Eligible Employee who is a “specified employee” (as defined in Section 409A and the regulations thereunder), upon the Eligible Employee’s termination of employment shall be paid no earlier than six months and one day after the Eligible Employee’s termination date.

(f) Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within 90 days of the later of the end of the Measurement Period to which the claim relates or the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Eligible Employee of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within 90 days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

Section 8

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee may, at any time, amend, suspend or terminate the Plan. No amendments shall become effective unless approved by affirmative vote of the Company’s stockholders if such approval is necessary for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Section 162(m) of the Code or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely affect the compliance of any Qualified Performance-Based Award with the performance-based exception to Code Section 162(m), unless the written documents related to such action expressly state the intent to do so.

Section 9

GOVERNING LAW

The Plan shall be construed and administered in accordance with the laws of the State of Florida.

Section 10

STOCKHOLDER APPROVAL

The Plan has been adopted by the Company’s Compensation Committee February 19, 2008, subject to approval of the stockholders at the April 23, 2008 Annual Meeting. The first Awards are intended to be granted in 2009, based on the Measurement Period that begins December 30, 2007.

APPENDIX B

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. FOLD AND DETACH HERE Please Mark Here for Address Change or Comments SEE REVERSE SIDE Signature Signature Date , 2008 Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 6:00 PM Eastern Time the day prior to annual meeting day. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. INTERNET http://www.proxyvoting.com/odp Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR I plan to attend the meeting. WITHHOLD 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting unless you indicate that you withhold such authority by so indicating (Right). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. 3. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent public accountants. 2. To approve the 2008 Office Depot, Inc. Bonus Plan for Executive Management Employees. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Election of Directors Nominees: 01 Lee A. Ault III 02 Neil R. Austrian 03 David W. Bernauer 04 Abelardo E. Bru 05 Marsha J. Evans 06 David I. Fuente 07 Brenda J. Gaines 08 Myra M. Hart 09 W. Scott Hedrick 10 Kathleen Mason 11 Michael J. Myers 12 Steve Odland Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/odp

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) PROXY OFFICE DEPOT, INC. 2200 OLD GERMANTOWN ROAD DELRAY BEACH, FL 33445 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Anne Zuckerman, Christopher Davies and Jennifer Leong as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on March 3, 2008, at the Annual Meeting of Shareholders to be held on April 23, 2008 or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. (continued on reverse side) ADMITTANCE PASS 2008 ANNUAL MEETING OF SHAREHOLDERS OFFICE DEPOT, INC. Wednesday April 23, 2008 8:30 a.m. Eastern Daylight Time Boca Raton Marriott 5150 Town Center Circle Boca Raton, FL 33486-1013 561-620-3712 For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting. PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE: DATE: Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML) (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00